AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                               INTERFILM, INC.,
                           (A Delaware Corporation)

                          INTERFILM ACQUISITION CORP.
                     (A New Mexico corporation and wholly
                     owned subsidiary of Interfilm, Inc.),

                                      AND

                             RHOMED INCORPORATED,
                          (A New Mexico Corporation)


                             AS OF APRIL 12, 1996










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                               TABLE OF CONTENTS

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                                   ARTICLE 1
                                  THE MERGER

1.1      Surviving Corporation; Effective Time..............................  1
1.2      Articles of Incorporation and Bylaws...............................  2
1.3      Directors..........................................................  2
1.4      Conversion of Shares...............................................  2
1.5      Exchange of Certificates...........................................  2
1.6      Dissenting Shares..................................................  4

                                   ARTICLE 2
             REPRESENTATIONS AND WARRANTIES OF INTERFILM AND INSUB

2.1      Corporate Existence, Good Standing and Authority...................  4
2.2      Capitalization.....................................................  4
2.3      Issuance and Transfer of Interfilm Preferred.......................  5
2.4      Subsidiaries.......................................................  5
2.5      Financial Statements...............................................  5
2.6      Absence of Certain Changes.........................................  6
2.7      Properties.........................................................  7
2.8      Inventories........................................................  8
2.9      Accounts Receivable................................................  8
2.10     Liabilities........................................................  8
2.11     Litigation.........................................................  8
2.12     Taxes..............................................................  9
2.13     No Breach of Agreements............................................  9
2.14     Employees and Service Providers.................................... 10
2.15     Directors, Officers and Employees.................................. 11
2.16     Insurance.......................................................... 11
2.17     Contracts and Licenses............................................. 11
2.18     Intellectual Property Rights....................................... 13
2.19     Customers.......................................................... 14
2.20     Charter Documents.................................................. 14
2.21     Powers of Attorney; Bank Accounts.................................. 14
2.22     Compliance with Law, Consents...................................... 14
2.23     Environmental Matters.............................................. 14
2.24     Affiliate Relationships............................................ 15
2.25     Brokers or Finders................................................. 16
2.26     Representations Complete........................................... 16








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                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF RHOMED

3.1      Corporate Existence, Good Standing and Authority.................... 16
3.2      Capitalization...................................................... 16
3.3      Subsidiaries........................................................ 17
3.4      Financial Statements................................................ 17
3.5      Absence of Certain Changes.......................................... 17
3.6      Liabilities......................................................... 18
3.7      Litigation.......................................................... 18
3.8      Charter Documents................................................... 19
3.9      Consents and Approvals.............................................. 19
3.10     Taxes............................................................... 19
3.11     No Breach of Agreements............................................. 20
3.12     Intellectual Property Rights........................................ 20
3.13     Brokers or Finders.................................................. 20
3.14     Representations Complete............................................ 20

                                   ARTICLE 4
                       CERTAIN COVENANTS AND AGREEMENTS

4.1      Conduct of Business by Interfilm and InSub.......................... 20
4.2      Conduct of Business by RhoMed....................................... 22
4.3      Necessary Consents.................................................. 23
4.4      Access to Information............................................... 23
4.5      Disclosure of Transaction........................................... 23
4.6      Other Negotiations.................................................. 23
4.7      Certain Defaults; Litigation........................................ 24
4.8      NASD Electronic Bulletin Board Additional Shares Notification....... 24
4.9      Audited Financial Statements........................................ 24
4.10     RhoMed Financial Statements......................................... 24
4.11     Financing........................................................... 24
4.12     RhoMed Voting Agreement............................................. 25

                                   ARTICLE 5
                            CONDITIONS PRECEDENT TO
                             OBLIGATIONS OF RHOMED

5.1      Representations and Warranties True................................. 25
5.2      Covenants Performed................................................. 25
5.3      Certificate......................................................... 26
5.4      Opinion of Counsel for Interfilm and InSub.......................... 26
5.5      No Violations; No Actions........................................... 26
5.6      No Material Adverse Effect.......................................... 26
5.7      Proceedings and Documents........................................... 26
5.8      Delivery of Documents............................................... 26
5.9      Schedules........................................................... 26

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5.10     Illegality or Legal Constraint...................................... 26
5.11     Required Consents................................................... 26
5.12     Voting Agreement.................................................... 27
5.13     The Amended Certificate of Incorporation............................ 27
5.14     Certificates of Designations........................................ 27
5.15     Fairness Hearing.................................................... 28
5.16     Releases............................................................ 28
5.17     Limitation on Outstanding Interfilm Liabilities..................... 28
5.18     Creation of Trust................................................... 28
5.19     Employment by Interfilm............................................. 31
5.20     Resignation of Directors............................................ 31
5.21     Interfilm Audit..................................................... 31
5.22     Insurance........................................................... 31
5.23     Section 14(f) Information Statement................................. 31
5.24     Information Statement............................................... 32
5.25     Partial Financing................................................... 32

                                   ARTICLE 6
                            CONDITIONS PRECEDENT TO
                      OBLIGATIONS OF INTERFILM AND INSUB

6.1      Representations True................................................ 33
6.2      Covenants Performed................................................. 33
6.3      No Violations; No Actions........................................... 33
6.4      Opinion of Counsel for RhoMed....................................... 33
6.5      No Material Adverse Change.......................................... 33
6.6      Proceedings and Documents........................................... 33
6.7      Fairness Hearing.................................................... 33
6.8      Delivery of Documents............................................... 34
6.9      Required Consents................................................... 34
6.10     Private Placement................................................... 34


                                   ARTICLE 7
                                    CLOSING

7.1      Time and Place...................................................... 34
7.2      Deliveries by Interfilm and InSub................................... 34
7.3      Deliveries of RhoMed................................................ 36









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                                   ARTICLE 8
                           MISCELLANEOUS PROVISIONS

8.1      Survival of Representations and Warranties; Indemnity............... 38
8.2      Termination of Agreement............................................ 38
8.3      Further Assurances.................................................. 39
8.4      Broker or Finder.................................................... 39
8.5      Each Party to Bear Own Costs........................................ 39
8.6      Headings............................................................ 39
8.7      Entire Agreement; Waivers........................................... 39
8.8      Third Parties....................................................... 39
8.9      Parties in Interest................................................. 40
8.10     Notices............................................................. 40
8.11     Attorneys' Fees..................................................... 40
8.12     Governing Law....................................................... 41
8.13     Consent to Jurisdiction and Forum Selection......................... 41
8.14     Counterparts........................................................ 41
8.15     Severability........................................................ 41
8.16     Construction of Agreement; Knowledge................................ 41
8.17     Publicity........................................................... 42
8.18     Mutual Drafting..................................................... 42
8.19     Specific Performance and Other Remedies............................. 42
8.20     Definitions......................................................... 42



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                     AGREEMENT AND PLAN OF REORGANIZATION


               THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of April 12, 1996, by and among RhoMed Incorporated, a New Mexico corporation ("RhoMed"), Interfilm, Inc., a Delaware corporation ("Interfilm"), and Interfilm Acquisition Corp., a New Mexico corporation and a wholly-owned subsidiary of Interfilm ("InSub"). For the purposes of this Agreement, except where the context otherwise requires, the term "Interfilm" shall include Interfilm and all of Interfilm's subsidiaries, taken as a whole.


                                   RECITALS

               WHEREAS, RhoMed, Interfilm and InSub have each determined to engage in the transactions contemplated hereby (collectively, the "Transaction"), pursuant to which (i) InSub will merge with and into RhoMed (the "Merger") and (ii) subject to certain rights of the RhoMed shareholders set forth in Section 1.6 herein, each issued and outstanding share of capital stock of RhoMed shall be converted into shares of Interfilm capital stock in the manner herein described;

               WHEREAS, the respective Boards of Directors of RhoMed, Interfilm and InSub have each approved the Merger, the Transaction and this Agreement, and as of the Closing Date (as hereinafter defined), the shareholders of RhoMed (the "RhoMed Shareholders") and Interfilm, as the sole shareholder of InSub, shall have each approved the Merger, the Transaction and this Agreement; and

               WHEREAS, the parties intend for the transactions contemplated by this Agreement to qualify as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

               NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                                  THE MERGER

               1.1 Surviving Corporation; Effective Time.

                    (a) At the Closing (as hereinafter defined), subject to the terms and conditions of this Agreement, InSub shall be merged with and into RhoMed in accordance with the Business Corporation Act of New Mexico (the "NMBCA"), whereupon the separate existence of InSub shall cease, and RhoMed shall be the surviving corporation.


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                    (b) Simultaneously with the Closing, RhoMed and InSub
shall file a certificate of merger (the "Certificate of Merger") in the office of the New Mexico State Corporation Commission in accordance with the NMBCA. The Merger shall become effective at such time as the Certificate of Merger is duly filed in New Mexico (the date of such filing being hereinafter referred to as the "Effective Date" and the time of such filing being hereinafter referred to as the "Effective Time"). It is the intention of the parties that this Agreement shall constitute an agreement of merger under Section 53-14-7 of the NMBCA. From and after the Effective Time, RhoMed shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of both RhoMed and InSub, as provided under the NMBCA.

               1.2 Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of RhoMed following the Closing shall be the Articles of Incorporation and Bylaws of RhoMed as in effect immediately prior to the Effective Time, until thereafter amended in accordance with applicable law.

               1.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of RhoMed immediately prior to the Effective Time shall remain directors and officers of RhoMed.

               1.4 Conversion of Shares. As of the Effective Time, by virtue of the Merger, automatically and without any action on the part of any holder thereof:

                    (a) Each share of RhoMed preferred stock, no par value per share (the "RhoMed Preferred"), outstanding immediately prior to the Effective Time, shall be converted into 0.01 shares of Interfilm's Series A Convertible Preferred Stock, $0.01 par value per share (the "Interfilm Series A Preferred");

                    (b) Each share of RhoMed common stock, no par value per share (the "RhoMed Common" and together with the RhoMed Preferred collectively referred to herein as the "Shares"), outstanding immediately prior to the Effective Time, shall be converted into 0.01 shares of Interfilm's Series B Convertible Preferred Stock, $0.01 par value per share (the "Interfilm Series B Preferred" and together with the Interfilm Series A Preferred collectively referred to herein as the "Interfilm Preferred") and the rights underlying the RhoMed Derivative Securities (as hereinafter defined), including without limitation, any rights underlying any of RhoMed's qualified or non-qualified stock option plans, shall be automatically converted, pursuant to Section 424(a) of the Code, into rights upon exercise to receive Interfilm capital stock in the same manner in which the RhoMed Common are to be converted;

                    (c) Fractional shares of Interfilm Preferred may be issued in connection with the conversion of the Shares into shares of Interfilm Preferred.

               1.5 Exchange of Certificates.

                    (a) On or prior to the Closing Date (as hereinafter defined), InSub shall make available to each RhoMed Shareholder a form of letter of transmittal and instructions for

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use in effecting the surrender of the certificates representing the Shares
(collectively, the "Certificates") for conversion thereof. Upon surrender to InSub of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor one or more certificates as requested by the holder (properly issued to the holder, executed and countersigned, as appropriate) representing the number of shares of Interfilm Preferred to which such holder shall have become entitled pursuant to the provisions of Section 1.4. Upon receipt of evidence reasonably satisfactory to InSub of the loss, theft, destruction or mutilation of any Certificate, and (if lost, stolen or destroyed) of indemnity reasonably satisfactory to InSub, and (if mutilated) upon surrender and cancellation of the Certificate, such holder shall be entitled to receive in exchange therefor one or more certificates as requested by the holder (properly issued to the holder, executed and countersigned, as appropriate) representing the number of shares of Interfilm Preferred to which such holder shall have become entitled pursuant to the provisions of Section 1.4.

                    (b) At the Closing, InSub shall deliver to each RhoMed Shareholder who delivered his Certificate, together with such letter of transmittal duly executed, in exchange therefor a certificate for the number of shares of Interfilm Preferred to which such holder is entitled pursuant to
Section 1.4. Each Certificate converted into Interfilm Preferred shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and retired and cease to exist. In the event of a transfer of ownership of Certificates which have not been registered in the transfer records of RhoMed, Interfilm Preferred may be delivered to a transferee if the Certificate is presented to InSub and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.5(b), each holder of Shares shall thereafter cease to possess any rights with respect to such Shares, except the right to receive upon such surrender such number of shares of Interfilm Preferred as provided by Section 1.4 and the provisions of the NMBCA.

                    (c) No dividends on the Interfilm Preferred shall be paid to the holder of any unsurrendered Certificate until such Certificate is surrendered; provided, however, that upon surrender of the Certificate, there shall be paid to such holder the amount of dividends, if any, which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of shares of Interfilm Preferred issued upon such surrender. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Certificate, there shall be delivered to the person or entity entitled thereto, without interest, the amount of dividends so withheld as of any date subsequent to the Effective Date and prior to such date of delivery.

                    (d) All Interfilm Preferred delivered in exchange for the Shares in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Shares. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of RhoMed of the Certificates that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for any reason, they shall be cancelled and exchanged as provided in this Section 1.5.


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               1.6 Dissenting Shares. Notwithstanding the terms of Section
1.4, to the extent that appraisal rights are available under the NMBCA, Shares outstanding immediately prior to the Effective Time and held by a holder who has demanded appraisal for such Shares in accordance with such law shall not be converted into a right to receive shares of Interfilm Preferred as provided in Section 1.4, unless and until such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive shares of Interfilm Preferred as provided in Section
1.4. RhoMed shall give Interfilm and InSub prompt notice of any demands received by RhoMed for appraisal of Shares.


                                   ARTICLE 2
             REPRESENTATIONS AND WARRANTIES OF INTERFILM AND INSUB

     Each of Interfilm and InSub, jointly and severally, agrees with, and represents and warrants to RhoMed as follows:

               2.1 Corporate Existence, Good Standing and Authority. Each of Interfilm and InSub is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, has full corporate power and corporate authority to carry on its business as now being conducted, is entitled to own, lease or operate the property and assets now owned, leased or operated by it, and has no operations and conducts no business outside of the states or countries listed on Schedule 2.1 hereto. Each of Interfilm and InSub is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing (i) would, individually or in the aggregate, have or reasonably could be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations, or prospects (each a "Material Adverse Effect") of Interfilm and InSub, or (ii) would result in a material breach of any of the other representations, warranties or covenants set forth in this Agreement. Each of Interfilm and InSub has all requisite corporate power and corporate authority to enter into this Agreement and all other documents contemplated hereby (collectively, the "Interfilm Documents") and to consummate the transactions contemplated hereby. The Interfilm Documents have been duly executed and delivered by each of Interfilm and InSub, have been authorized by all necessary corporate action of each of Interfilm and InSub and constitute legal, valid and binding obligations of each of Interfilm and InSub, enforceable against each of Interfilm and InSub in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

               2.2 Capitalization. The authorized capital stock of Interfilm consists of Ten Million (10,000,000) shares of common stock, $0.01 par value per share (the "Interfilm Common"), of which Four Million Three Hundred Twenty Seven Thousand Five Hundred (4,327,500) shares are presently issued and outstanding, and Two Million (2,000,000) shares of preferred stock, $0.01 par value per share, of which no shares are presently issued and outstanding. As of the Closing Date, after the issuance of Eighty Thousand (80,000) shares of

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Interfilm Common to Mr. William Franzblau and Fifty Thousand (50,000) shares of Interfilm Common to Mr. Joseph Merbach, Interfilm shall have Four Million Four Hundred Fifty Seven Thousand Five Hundred (4,457,500) shares issued and outstanding plus any additional shares of Interfilm Common issued pursuant to the conversion of the Interfilm Derivative Securities (as hereinafter defined). The authorized capital stock of InSub consists of One Thousand (1,000) shares of common stock, no par value per share, of which One Hundred
(100) shares have been issued to Interfilm and are presently outstanding. All of the outstanding shares of Interfilm Common and InSub capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 2.2 hereto, there have been no additional shares of capital stock of Interfilm which have been issued and are presently outstanding and there are no subscriptions, options, warrants, conversion rights, rights of exchange, or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights) providing for the purchase, issuance, transaction, registration or sale of any shares of Interfilm's or InSub's capital stock or any securities convertible into or exchangeable for any shares of Interfilm's or InSub's capital stock (collectively, the "Interfilm Derivative Securities"). None of the Interfilm Derivative Securities are entitled to be accelerated as a result of the Transaction, the Merger or the Financing (as hereinafter defined). All of the Interfilm Derivative Securities have been issued pursuant to valid exemptions from registration under all federal and state securities laws and there are no outstanding obligations of Interfilm or InSub to repurchase, redeem or otherwise acquire any of the Interfilm Derivative Securities.

               2.3 Issuance and Transfer of Interfilm Preferred. Interfilm has the absolute and unrestricted right, power, authority and capacity to issue the Interfilm Preferred to InSub and upon the Closing, the Interfilm Preferred, when delivered by InSub as herein provided, shall be duly authorized and validly issued and outstanding shares of Interfilm Preferred, and will be fully paid and non-assessable. Upon the Closing, the RhoMed Shareholders shall acquire from InSub legal and beneficial ownership of, good and valid title to, and all rights to vote, the Interfilm Preferred, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever.

               2.4 Subsidiaries. Except for InSub and as set forth in Schedule
2.4 hereto, Interfilm does not presently own, directly or indirectly, any interest in any other corporation, association, joint venture or other business entity. Any such subsidiary disclosed in Schedule 2.4 is duly organized, validly existing and in good standing under the laws of the state or country of its incorporation or organization and has the corporate power to own its properties and carry on its business as now conducted, and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Interfilm directly or indirectly owns all of the outstanding shares of capital stock of or other equity interests in any such subsidiary, free and clear from any charge, lien, encumbrance or adverse claim of any kind whatsoever, and there are no existing options, warrants, calls or commitments of any kind relating to the authorized and unissued capital stock of or other equity interests in any such subsidiary.

               2.5 Financial Statements. The audited consolidated balance sheet and related statements of income and cash flows of Interfilm at and for its fiscal years ended December 31, 1995 and December 31, 1994 (the "Financial Statements") and the unaudited consolidated

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balance sheet and related statements of income and cash flows of Interfilm at and for the two-month period ended February 29, 1996 (the "Interim Financial Statements") are attached hereto as Schedule 2.5. The internal books and records of Interfilm from which the Financial Statements and Interim Financial Statements were derived do not contain any information which is false or misleading. The Financial Statements and the Interim Financial Statements (i) were prepared in accordance with such books and records; (ii) were prepared in accordance with Interfilm's accounting policies and principles, and are in accordance with generally accepted accounting principles, applied on a consistent basis ("GAAP"); and (iii) present fairly Interfilm's financial position and results of operations at the dates and for the periods reflected therein.

               2.6 Absence of Certain Changes. Except as set forth in Schedule
2.6 hereto, since February 29, 1996, there has not been:

                    (a) Any Material Adverse Effect on Interfilm or InSub;

                    (b) Any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting any of the properties or business of Interfilm or InSub;

                    (c) Any increase in or modification of any compensation or benefits paid by Interfilm or InSub to any of their respective officers, directors, employees, agents or stockholders;

                    (d) Any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of Interfilm's or InSub's directors or employees;

                    (e) Any declaration, setting aside or payment of dividends or distributions in respect of the capital stock of Interfilm or InSub, or any split-up or other recapitalization in respect of the capital stock of Interfilm or InSub or any direct or indirect redemption, purchase or other acquisition of any such capital stock of Interfilm or InSub or any agreement to do any of the foregoing;

                    (f) Any issuance, transfer, sale or pledge by Interfilm or InSub of any shares of their respective capital stock or other securities or of any commitment, option, right or privilege under which Interfilm or InSub is or may become obligated to issue any shares of its capital stock or other securities;

                    (g) Any alteration in any term of any outstanding securities of Interfilm or InSub, except as otherwise contemplated by this Agreement;

                    (h) Any indebtedness incurred by Interfilm or InSub;

                    (i) Any loan made or agreed to be made by Interfilm or InSub, nor has Interfilm or InSub become liable or agreed to become liable as a guarantor with respect to any loan;

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APITAL PRINTING SYSTEMS]
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                    (j) Any change in the accounting methods, practices
         or policies followed by Interfilm or InSub from those in effect during the past three (3) fiscal years;

                    (k) Any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of material value by Interfilm or InSub;

                    (l) Any purchase or other acquisition of, or any sale, lease, disposition of, mortgage, pledge or subjection to any lien or encumbrance on, any material property or asset, tangible or intangible, of Interfilm or InSub or any agreement to do any of the foregoing;

                    (m) Any contract entered into, either in writing or orally, between Interfilm or InSub and any other party which has a term of greater than twelve (12) months or which requires Interfilm or InSub to pay more than Five Thousand Dollars ($5,000.00) during the term of such contract;

                    (n) Any write down of the value of any asset or investment on Interfilm's or InSub's books or records, except for depreciation and amortization taken in the ordinary course of business and consistent with past practice, which past practice has been previously disclosed to RhoMed;

                    (o) Any cancellation of any debts or waiver of any claims or rights of substantial value, or sale, transfer or other disposition of any properties or assets (real, personal or mixed, tangible or intangible);

                    (p) Any actual or threatened amendment, termination or loss of (i) any material contract, lease, license or other agreement to which Interfilm or InSub was or is a party; or (ii) any certificate or other authorization required for the continued operation by Interfilm or InSub of any material portion of their respective businesses;

                    (q) Any resignation or termination of employment of any key officer or employee of Interfilm or InSub;

                    (r) Any change in or amendment to the Certificate of Incorporation or Bylaws of Interfilm or InSub; or

                    (s) Any agreement or commitment, whether written or oral, by Interfilm or InSub to do any of the things described in this Section 2.6.

               2.7 Properties. Neither Interfilm nor InSub owns or holds title to any real property. With respect to the property and assets it leases, each of Interfilm and InSub is in compliance in all material respects with such leases and holds a valid leasehold interest free of any charges, liens, encumbrances or adverse claims of any kind whatsoever. There is set forth in
Schedule 2.7 hereto: (i) a list of all leases or rental contracts under which Interfilm or InSub is presently a lessee, lessor, sublessee or sublessor or has been a lessee, lessor, sublessee or sublessor in the past twenty-four (24) months and (ii) a list of all equipment used by Interfilm

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or InSub in the operation of their respective businesses which is owned or leased by Interfilm or InSub and which had an original cost of Five Thousand Dollars ($5,000.00) or more. Each of Interfilm and InSub has beneficial ownership of and good and marketable title to all properties and assets used in their respective operations or necessary for the conduct of their respective business, and such properties and assets are subject to no mortgages, liens, pledges, loans or encumbrances of any kind whatsoever. All real and tangible personal property, including machinery, equipment and fixtures currently used by Interfilm or InSub in the operation of their respective businesses are, and at the time of the Closing will be, in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used. To the best knowledge of Interfilm and InSub, all improvements on leased property used by Interfilm or InSub in the operation of their respective businesses and the present use thereof are in accordance with all applicable laws. The value of any fixed asset used by Interfilm or InSub in the operation of their respective businesses has not been written up or down, other than pursuant to depreciation or amortization expenses in accordance with past practice.

               2.8 Inventories. Except as set forth on Schedule 2.8 hereto, neither Interfilm nor InSub has, and at the time of the Closing Date will not have, any inventories.

               2.9 Accounts Receivable. Schedule 2.9 hereto sets forth (i) a complete and accurate list of the accounts and notes receivables of Interfilm and InSub as of the date of this Agreement, and (ii) a complete and accurate aging of such accounts and notes receivables. Such accounts and notes receivables arose in bona-fide arm's length transactions in the normal course of business and such accounts and notes receivables are, and will be at the Closing, valid and binding obligations of the account debtors without counterclaims, set-offs or other defenses thereto. The values at which accounts and notes receivables are carried on the books and records of Interfilm or InSub reflect the receivables valuation policy of Interfilm and InSub which is consistent with its past practice and in accordance with GAAP, applied on a consistent basis.

               2.10 Liabilities. Except as set forth on Schedule 2.10 hereto, neither Interfilm nor InSub has, and as of the Closing Date will not have, any liabilities, obligations or commitments of any kind whatsoever (whether absolute, accrued, contingent or otherwise). Each of Interfilm and InSub has furnished RhoMed with true and correct copies of each such document, agreement and instrument evidencing the existing liabilities or contingent liabilities set forth on Schedule 2.10, including all amendments with respect thereto through the date of this Agreement.

               2.11 Litigation. Except as set forth in Schedule 2.11 hereto, no litigation, arbitration or proceeding is pending or, to the best knowledge of Interfilm and InSub, threatened by or against Interfilm or InSub, their respective properties or assets, the capital stock of each of Interfilm or InSub or each of their respective officers, directors or securityholders before any court or any government agency, and, to the best knowledge of Interfilm and InSub, no facts exist which might form the basis for any such litigation, arbitration or proceeding. To the best knowledge of Interfilm and InSub, neither Interfilm nor InSub is the subject of any investigation for violation of any laws, regulations or administrative orders applicable to their respective businesses by any governmental authority or any other person. There is no judgment, writ,

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decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Interfilm or InSub, their respective properties or assets or the capital stock of Interfilm or InSub or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby. Each of Interfilm and InSub has furnished RhoMed with true and correct copies of all pleadings relating to any ongoing litigation set forth on Schedule 2.11.

               2.12 Taxes. Each of Interfilm and InSub has, subject to extensions as permitted by applicable law, (i) duly and timely filed or caused to be filed all federal, state and local tax returns required to be filed prior to the date of this Agreement and will duly and timely file or cause to be filed all applicable tax returns required to be filed prior to the Closing which relate to Interfilm or InSub or with respect to which Interfilm or InSub is liable or otherwise in any way subject, including, without limitation, any income, property, sales, use, franchise, added value, withholding, and social security taxes, and all such tax returns (A) are complete, accurate and in accordance with all legal requirements applicable thereto and (B) as of the time of filing, correctly reflected the facts regarding the income, business assets, operations, activities, status or other matters of Interfilm and InSub required to be shown thereon, (ii) paid, when due, all taxes shown to be due and payable on such returns, or pursuant to any assessment or otherwise, and
(iii) properly accrued, charged or established adequate reserves for all taxes arising in respect of any fiscal year of Interfilm or InSub. No tax liabilities, disallowances or assessments relating to the business, assets or employees or independent contractors of Interfilm or InSub have been assessed as of the date hereof, and to the best knowledge of Interfilm and InSub there is no basis for any such liabilities, disallowances or assessments. Neither Interfilm nor InSub is delinquent in the payment of any taxes which would result in the imposition of any charge, lien, encumbrance or adverse claim of any kind whatsoever on Interfilm or InSub, their respective properties or assets or the capital stock of Interfilm or InSub. Neither Interfilm nor InSub is a party to or bound by (nor will Interfilm or InSub become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement nor is there any claim, audit, action, suit, proceeding, or investigation now pending or threatened in writing against or with respect to Interfilm or InSub in respect of any tax or assessment. Each of Interfilm and InSub has made available to RhoMed true, complete and correct copies of their respective federal income tax returns for the last three (3) taxable years and made available such other tax returns requested by RhoMed.

               2.13 No Breach of Agreements. The Transaction, and the transactions between Interfilm, InSub and RhoMed occurring on or before the Closing, will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Certificate of Incorporation or Bylaws of Interfilm or the Articles of Incorporation or Bylaws of InSub, or of any contract, lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which Interfilm or InSub is a party or by which Interfilm or InSub or their respective assets are bound;
(ii) an event that would permit any party to terminate any agreement or to accelerate the maturity of or permit the subordination of any indebtedness or other obligation of Interfilm or InSub or the capital stock of Interfilm or InSub; (iii) the creation or imposition of any charge, lien, encumbrance or adverse claim of any kind whatsoever on any of the assets of Interfilm or InSub or the capital stock of Interfilm or InSub; or (iv) conflict with or result in the violation or breach of any law,

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rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to Interfilm or InSub, their respective assets or the capital stock of Interfilm or InSub.

               2.14 Employees and Service Providers. Schedule 2.14 hereto sets forth a listing of all employees of Interfilm who have not executed general releases to Interfilm of any and all obligations of Interfilm to them. Complete and accurate copies of all such releases have been supplied to RhoMed. Except as set forth in Schedule 2.14, neither Interfilm nor InSub is involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of Interfilm's or InSub's employees, nor has any such unit or group notified Interfilm or InSub of an intention to commence any organizational activities among the employees of Interfilm or InSub. Schedule
2.14 contains a listing of (i) each collective bargaining agreement and other labor agreement to which Interfilm or InSub is a party or by which it is bound; (ii) each employment, consulting, severance, deferred compensation, incentive compensation, bonus, profit sharing, stock option, stock purchase, stock appreciation, and any other employee benefit plan, contract, agreement, or other arrangement (whether or not in writing) providing for compensation or other benefits to employees (including officers), or independent contractors, individually or as a group, to which Interfilm or InSub is a party or by which it is bound; (iii) each "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and not exempted under Section 4(b) or 201 of ERISA maintained by Interfilm or InSub or to which Interfilm or InSub is required to contribute including any multi-employer pension plan; and (iv) each "employee welfare benefit plan" as defined in Section 3(1) of ERISA maintained by Interfilm or InSub or to which Interfilm or InSub contributes or is required to contribute, including any multi-employer welfare plan, and each other plan under which "fringe benefits" (including, without limitation, vacation plans or programs, severance benefits, sick leave plans or programs, dental or medical plans or programs, and related or similar benefits) are afforded to employees of, or otherwise required to be provided by, Interfilm or InSub. Each of Interfilm and InSub has complied in all material respects with all applicable laws, rules and regulations relating to employment, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate governmental authorities. Except as set forth in Schedule 2.14, all employee benefits plans, as defined in Section 3(3) of ERISA, of Interfilm and InSub in effect at any time since inception of Interfilm and InSub are now, and have always been, established, maintained and operated in accordance, in all material respects, with all applicable laws (including, without limitation, ERISA and the Code) and all regulations and interpretations thereunder and in accordance with their plan documents. There is no unfunded liability for vested or non-vested benefits under any funded employee benefit plan, and all contributions required to be made to or with respect to each employee benefit plan and all costs of administering each employee benefit plan have been completely and timely paid. With respect to each benefit plan that is subject to Title IV of ERISA, no liability or obligation has been incurred or is expected except for insurance premiums under Section 4007 of ERISA, and all insurance premiums incurred or accrued up to and including the Closing Date have been or will be timely paid by Interfilm or InSub; and no amount is, and as of the Closing Date no amount will be, due or owing from Interfilm or InSub to any "multi-employer plan" (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom. There has been no prohibited transaction as described in Section 406 of ERISA and Section 4975 of the Code with respect to any employee benefit plan. No employee benefit plan provides medical benefits to any former

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employees (including retirees) of Interfilm or InSub, other than benefits required to be provided under Section 490B of the Code.

               2.15 Directors, Officers and Employees. Schedule 2.15 hereto sets forth a true and complete list of the names and current salaries of all employees of Interfilm or InSub and of all agreements with such employees (collectively, the "Employment Agreements"). Except for the Employment Agreements, complete and accurate copies of which have been delivered to RhoMed, neither Interfilm nor InSub is a party to any effective consulting or employment agreements with individual consultants or employees (including officers and directors). To the best knowledge of Interfilm and InSub, each of Interfilm and InSub is in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, verification of immigration status, terms and conditions of employment and occupational safety and health and equal employment opportunity practices, and is not engaged in any unfair labor practice. Neither Interfilm nor InSub has received any notice from any governmental entity, and there has not been asserted before any governmental entity, any claim, action or proceeding to which Interfilm or InSub is a party or involving Interfilm or InSub, and there is neither pending nor, to the best knowledge of Interfilm and InSub, threatened any investigation or hearing concerning Interfilm or InSub arising out of or based upon any such laws, regulations or practices.

               2.16 Insurance. Schedule 2.16 hereto sets forth a complete and accurate list and summary of all policies of insurance of any nature whatsoever maintained by Interfilm or InSub pertaining to the respective businesses of Interfilm or InSub, showing, among other things, the amount of coverage, the company issuing the policy and expiration date of each policy. Such policies are in full force and effect and, except as otherwise set forth in Schedule 2.16, such policies, or other policies covering the same risks, have been in full force and effect, without gaps, continuously since each of Interfilm and InSub's inception. Copies of all current insurance policies of Interfilm and InSub have been made available to RhoMed for inspection. Neither Interfilm nor InSub is in default under any of such policies, and neither have not failed to give any notice or to present any claim under any such policy in a due and timely fashion. Neither Interfilm nor InSub is aware of any facts concerning Interfilm or InSub or their respective businesses, operations, assets and liabilities, contingent or otherwise, upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies and all such insurance polices can be maintained in full force and effect without substantial increase in premium or reducing the coverage thereof following the Closing Date. Schedule 2.16 sets forth by policy all accrued insurance obligations relating to the respective businesses of Interfilm and InSub as of the date of this Agreement.

               2.17 Contracts and Licenses. Schedule 2.17 hereto sets forth a complete and accurate list of:

                    (a) Each contract, whether written or oral, between Interfilm or InSub and any party to whom Interfilm or InSub provides products or services, which involved payments to Interfilm or InSub of more than Five Thousand Dollars ($5,000.00) during the year ended December 31, 1995 or can reasonably be expected to involve payments to Interfilm or InSub of more than Five Thousand Dollars ($5,000.00) during or after the year ending December 31, 1996;

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                    (b) Each contract (except for real property leases,
equipment rental contracts, evidence of indebtedness and insurance contracts), whether written or oral, between Interfilm or InSub and any party to whom Interfilm or InSub is obligated or can reasonably be expected to pay more than Five Thousand Dollars ($5,000.00) for any twelve (12) month period;

                    (c) Each agreement for the license of any patent, copyright, trade secret or other proprietary right, or requiring indemnification by Interfilm or InSub with respect to infringements of proprietary rights;

                    (d) Each material permit, license, franchise, certificate of need and each other material certificate or authorization issued to Interfilm or InSub by any governmental authority having jurisdiction in any area where Interfilm or InSub provides products or services (a "License" or "Licenses");

                    (e) Each agreement, contract or commitment containing any covenant limiting the freedom of Interfilm or InSub to engage in any line of business or compete with any person;

                    (f) Each joint marketing or development agreement to which Interfilm or InSub is a party, either directly or indirectly;

                    (g) Each distribution agreement (identifying any that contain exclusivity provisions) to which Interfilm or InSub is a party and a schedule of all distributors and resellers of Interfilm's or InSub's products as of the date hereof;

                    (h) Each agreement, contract or commitment to which Interfilm or InSub is a party relating to capital expenditures involving future obligations in excess of Five Thousand Dollars ($5,000.00) and not cancelable without penalty;

                    (i) Each agreement of indemnification or guaranty to which Interfilm or InSub is a party other than indemnification agreements between Interfilm or InSub and any of their respective officers or directors;

                    (j) Each agreement, contract or commitment to which Interfilm or InSub is a party relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

                    (k) Each mortgage, indenture, loan or credit agreement, security agreement or other agreement or instrument to which Interfilm or InSub is a party relating to the borrowing of money or extension of credit; and

                    (l) Each other agreement of Interfilm or InSub which would otherwise be required to be filed as an exhibit pursuant to Item 601(b)(10) of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act") if either Interfilm or InSub was filing a Registration Statement on Form S-1 on the date hereof.

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The contracts and agreements which are required to be identified in Schedule
2.17 are hereinafter referred to as the "Contracts." True and complete copies of each written Contract and true and complete written summaries of each oral Contract have been delivered to RhoMed by Interfilm and InSub. Except as set forth in Schedule 2.17:

                    (i) Each of the Contracts is a valid, binding and enforceable agreement of Interfilm or InSub and, the other parties thereto and will continue to be valid, binding and enforceable after the Closing Date;

                    (ii) As of the date hereof, neither Interfilm nor InSub has any reason to believe that it will not be able to fulfill all of its obligations under the Contracts which remain to be performed after the date hereof;

                    (iii) There has not occurred any material default (or event which upon the provision of notice or lapse of time or both would become such a default) under any of the Contracts on the part of Interfilm or InSub;

                    (iv) The Contracts are all of the agreements, contracts and instruments that are material to Interfilm or InSub and necessary for the operation of its businesses;

                    (v) The Licenses are the only governmental permits, licenses, franchises, certificates of need and other certificates and authorizations that are required for and are material to the operation of Interfilm's or InSub's businesses as such businesses are now, and since January 1, 1993 have been, conducted;

                    (vi) The Licenses are, and as of the Closing Date will be, in full force and effect and the continuing validity and effectiveness of such Licenses will not be affected by the exchange of the Interfilm Preferred to the RhoMed Shareholders as herein contemplated; and

                    (vii) Each of Interfilm and InSub is and has been in compliance in all material respects with all material conditions or requirements of the Licenses, and neither Interfilm nor InSub has been notified by any governmental or licensing authority that such parties intend to cancel, terminate or modify any of such Licenses, and neither Interfilm nor InSub knows of any valid grounds for any such cancellation, termination or modification.

               2.18 Intellectual Property Rights. Schedule 2.18 hereto sets forth a list of all patents, patent applications, inventions, trade names, trademarks, service marks, brandmarks, copyrights, registrations and applications therefor (collectively, the "Rights"), owned by or used in the respective businesses of Interfilm or InSub, or which are registered in the name of Interfilm or InSub. The Rights are adequate for the conduct of the respective businesses of Interfilm or Insub and, to the best knowledge of Interfilm and InSub, are not being infringed or violated by any other person or entity, nor do they infringe any rights of others. All Rights are vested in (or, if applicable, leased or licensed by) Interfilm or InSub free and clear of any charges, liens, encumbrances or adverse claims of any kind whatsoever. All Rights which are licenses granted to Interfilm or InSub by others are identified in Schedule 2.18, and all such

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licenses will continue in full force and effect upon the consummation of the transactions contemplated hereby.

               2.19 Customers. No customer of Interfilm or InSub has exercised any right of return or similar remedy with respect to any products or services provided by Interfilm or InSub, and neither Interfilm nor InSub is, to the best of its knowledge, aware of any intentions, claims or plans by any customers to return any products or cancel services in the future.

               2.20 Charter Documents. Each of Interfilm and InSub has provided to RhoMed for its examination (i) complete and accurate copies of the Certificate of Incorporation and Bylaws of Interfilm and the Articles of Incorporation and Bylaws of InSub, both as amended to the Closing Date; (ii) the minute books of Interfilm and InSub containing all proceedings, consents, actions and meetings of the stockholders and Board of Directors of Interfilm and the shareholders and Board of Directors of InSub; and (iii) the stock transfer books of each of Interfilm and InSub setting forth all transfers of capital stock of each of Interfilm and InSub since their respective inceptions.

               2.21 Powers of Attorney; Bank Accounts. Schedule 2.21 hereto sets forth (i) the names and addresses of all persons holding a power of attorney on behalf of Interfilm or InSub; and (ii) the names and addresses of all banks or other financial institutions in which Interfilm or InSub has an account, deposit, or safe-deposit box, with the number and a description of the account and the names of all persons authorized to draw on such accounts or deposits or to have access to such boxes.

               2.22 Compliance with Law, Consents. The respective businesses and operations of Interfilm and InSub have been and are being conducted in compliance with all laws, rules, regulations and licensing requirements applicable thereto. Neither Interfilm nor InSub is aware of any facts which might form the basis for a claim that any material violation of such laws exists. There are no unresolved notices of deficiency or charges of violation brought or, to the best knowledge of Interfilm and InSub, threatened against Interfilm or InSub, under any federal, state or local laws or regulations. Except in connection with the Fairness Hearing (as hereinafter defined) and the filing of the Certificate of Merger, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any non-governmental third party on the part of Interfilm or InSub is required in connection with the execution, delivery and performance by Interfilm or InSub of this Agreement, the consummation of the transactions contemplated hereby.

               2.23 Environmental Matters.

                    (a) For the purposes of this Agreement, the term "Environmental Laws" shall mean all federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, rules, regulations and permit conditions, including, without limitation, the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Air Act, Compensation and Liability Act, Emergency Planning and Community Right to Know, Occupational Safety and Health Act and other federal, state or local laws of similar effect, each as amended, and the term "Hazardous Materials" shall mean any

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hazardous or toxic substances, wastes or materials, defined as such or governed by any applicable Environmental Law.

                    (b) (i) Neither Interfilm nor InSub has received any notices, directives, violation reports, actions or claims from or by (1) any federal, state or local governmental agency concerning Interfilm or InSub and any applicable Environmental Law, or (2) any person alleging that, in connection with Hazardous Materials, conditions at any real properties leased by Interfilm or InSub have resulted in or caused or threatened to result in or cause injury or death to any person or damages to any property, including, without limitation, damage to natural resources, and to the best knowledge of Interfilm and InSub no such notices, directives, violation reports, actions, claims, assessments or allegations exist; (ii) neither Interfilm nor InSub currently leases, operate or own any real properties that are listed or are threatened to be listed on a "Superfund" List or with respect to which there is any pending proceeding or investigation under any applicable Environmental Law, and, to the best knowledge of Interfilm and InSub, no such proceeding or investigation is threatened; (iii) throughout the period of operation of any real properties by Interfilm or InSub, each of Interfilm and InSub has operated and continues to operate such real properties in compliance with all applicable Environmental Law; (iv) no underground storage tanks either are or, to the best knowledge of Interfilm and InSub, have been located at any of such real properties; (v) there has been no spill, discharge, release, contamination or cleanup of or by any Hazardous Materials used, generated, treated, stored, disposed of or handled by Interfilm or InSub at such real properties and to the best knowledge of Interfilm and InSub, no spill, discharge or release or contamination or cleanup of or by Hazardous Materials has occurred on or to such real properties by any third party; (vi) Neither Interfilm nor InSub has used, generated, treated, stored, disposed of, handled, transported or released any Hazardous Material in a manner which would give rise to any liability under any applicable Environmental Law; (vii) neither Interfilm nor InSub is aware of any facts, events, or conditions (including, without limitation, the generation, treatment, transport, storage, emission, disposal, release or other placement, deposit or location of any substance) which materially interfere with or prevent continued compliance by Interfilm or InSub with, or give rise to any present or potential liability (including with respect to past activities) under any applicable Environmental Law; and (viii) to the best knowledge of Interfilm and InSub, neither Interfilm nor InSub has released any other person from any claim under any applicable Environmental Law nor waived any rights or defenses concerning any environmental conditions.

               2.24 Affiliate Relationships. Neither Interfilm nor InSub has any material financial interest, direct or indirect, in any supplier or service provider to, or customer of, subsidiary or other party to any contract or other arrangement which is material to Interfilm or InSub. No officer, director or securityholder of Interfilm or InSub (nor any spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had a material economic interest), has or has had, directly or indirectly, (i) an interest in any entity which furnishes or sells a material amount of products or services that Interfilm or InSub furnishes or sells; (ii) an interest in any entity that purchases from or sells or furnishes to Interfilm or InSub, any material amount of products or services;
(iii) a beneficial interest in any contract or agreement set forth in Schedule 2.17; or (iv) a beneficial interest in RhoMed; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.24.

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               2.25 Brokers or Finders. Neither Interfilm nor InSub has
incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby other than fees payable to Wharton Capital, in an amount equal to 5,588.6860985 shares of Interfilm Series B Preferred, which fees will be paid by RhoMed immediately following the Closing.

               2.26 Representations Complete. None of the representations and warranties made by Interfilm or InSub herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF RHOMED

         RhoMed represents and warrants to each of Interfilm and InSub that:

               3.1 Corporate Existence, Good Standing and Authority. RhoMed is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico. RhoMed has full corporate power and corporate authority to carry on its business as now being conducted and is entitled to own, lease or operate the property and assets now owned, leased or operated by it, and has no operations and conducts no business outside of the states or countries listed on Schedule 3.1 hereto. RhoMed is qualified to do business, is in good standing and has all required and appropriate licenses in each jurisdiction in which its failure to obtain or maintain such qualification, good standing or licensing (i) would, individually or in the aggregate, have or reasonably could be expected to have a Material Adverse Effect on RhoMed; or (ii) would result in a material breach of any of the other representations, warranties or covenants set forth in this Agreement. RhoMed has all requisite corporate power and corporate authority to enter into this Agreement and all other documents contemplated hereby (collectively, the "RhoMed Documents") and to consummate the transactions contemplated hereby. The RhoMed Documents have been duly executed and delivered by RhoMed, have been authorized by all necessary corporate action of RhoMed and constitute legal, valid and binding obligations of RhoMed, enforceable against RhoMed in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

               3.2 Capitalization. The authorized capital stock of RhoMed consists of Sixty Million (60,000,000) shares of common stock, par value $0.01 per share, of which Twelve Million Nine Hundred Eighty Eight Thousand Sixty Nine (12,988,069) shares are presently issued and outstanding, of which Six Million Sixty Thousand (6,060,000) shares have been issued in connection with the Financing, and Ten Million (10,000,000) shares of preferred stock, par value $0.01 per share, of which Four Million (4,000,000) shares are presently issued and outstanding. All outstanding shares of RhoMed capital stock have been duly authorized and

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validly issued and are fully paid and nonassessable. Except as set forth on
Schedule 3.2 hereto, there have been no additional shares of capital stock of RhoMed which have been issued and are presently outstanding and there are no subscriptions, options, warrants, conversion rights, rights of exchange or other rights, plans, agreements or commitments of any nature whatsoever (including, without limitation, conversion or preemptive rights) providing for the purchase, issuance, transfer, registration or sale of any shares of RhoMed's capital stock or any securities convertible into or exchangeable for any shares of RhoMed capital stock (collectively, the "RhoMed Derivative Securities"). Except as set forth on Schedule 3.2, none of the RhoMed Derivative Securities are entitled to be accelerated as a result of the Transaction, the Merger or the Financing. All of the shares of capital stock issued by RhoMed and the RhoMed Derivative Securities have been issued pursuant to valid exemptions from registration under all federal and state securities laws and there are no outstanding obligations of RhoMed to repurchase, redeem or otherwise acquire any of the shares of capital stock issued by RhoMed or any of the RhoMed Derivative Securities.

                  3.3 Subsidiaries. Except as set forth in Schedule 3.3 hereto, RhoMed does not presently own, directly or indirectly, any interest in any other corporation, association, joint venture or other business entity. Any such subsidiary disclosed in Schedule 3.3 is duly organized, validly existing and in good standing under the laws of the state or country of its incorporation or organization and has the corporate power to own its properties and carry on its business as now conducted, and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. RhoMed directly or indirectly owns all of the outstanding shares of capital stock of or other equity interests in any subsidiary, free and clear of any charge, lien, encumbrance or adverse claim of any kind whatsoever, and there are no existing options, warrants, calls or commitments of any kind relating to the authorized and unissued capital stock of or other equity interests in any such subsidiary. For the purposes of this Agreement, except where the context otherwise requires, the term "RhoMed" shall include RhoMed and all of RhoMed's subsidiaries, taken as a whole.

               3.4 Financial Statements. The audited balance sheet and related statements of income and cash flows of RhoMed at and for its fiscal years ended August 31, 1995 and August 31, 1994 (the "RhoMed Financial Statements") and the unaudited balance sheet and related statements of income and cash flows of RhoMed at and for the six (6) month period ended February 29, 1996 (the "RhoMed Interim Financial Statements") are attached hereto as Schedule
3.4. The internal books and records of RhoMed from which the RhoMed Financial Statements and the RhoMed Interim Financial Statements were derived do not contain any information which is false or misleading. The RhoMed Financial Statements and the RhoMed Interim Financial Statements (i) were prepared in accordance with such books and records; (ii) were prepared in accordance with RhoMed's accounting policies and principles, and are in accordance with GAAP; and (iii) present fairly RhoMed's financial position and results of operations at the dates and for the periods reflected therein.

               3.5 Absence of Certain Changes. Except as set forth in Schedule
3.5 hereto, since February 29, 1996, there has not been:

                    (a) Any Material Adverse Effect in RhoMed;

                    (b) Any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of RhoMed's directors or employees except in the ordinary course of business;

                    (c) Any declaration, setting aside or payment of dividends or distributions in respect of the capital stock of RhoMed, or any split-up or other recapitalization in respect of the capital stock of RhoMed or any direct or indirect redemption, purchase or other acquisition of any such capital stock of RhoMed or any agreement to do any of the foregoing;

                    (d) Any issuance, transfer, sale or pledge by RhoMed of any shares of its capital stock or other securities or of any commitment, option, right or privilege under which RhoMed is or may become obligated to issue any shares of its capital stock or other securities;

                    (e) Any alteration in any term of any outstanding securities of RhoMed, except as otherwise contemplated by this Agreement;

                    (f) Any change in the accounting methods, practices or policies followed by RhoMed from those in effect during the past year;

                    (g) Any sale, assignment, or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of material value by RhoMed;

                    (h) Any change in or amendment to the Articles of Incorporation or Bylaws of RhoMed; or

                    (i) Any agreement or commitment, whether written or oral, by RhoMed to do any of the things described in this Section 3.5.

               3.6 Liabilities. Except as set forth on Schedule 3.6 hereto, RhoMed does not have, and as of the Closing Date will not have, any individual liability, obligation or commitment of any kind which exceeds Twenty-Five Thousand Dollars ($25,000.00) (whether absolute or accrued). RhoMed has furnished Interfilm and InSub with true and correct copies of each such document, agreement and instrument evidencing such liabilities or contingent liabilities set forth on Schedule 3.6, including all amendments with respect thereto through the date of this Agreement.

               3.7 Litigation. Except as set forth in Schedule 3.7 hereto, no litigation, arbitration or other proceeding is pending or, to the best knowledge of RhoMed, threatened by or against RhoMed, its properties or assets, the capital stock of RhoMed or its officers, directors or shareholders before any court or any government agency, and, to the best knowledge of RhoMed, no facts exist which might form the basis for any such litigation, arbitration or proceeding. To the best knowledge of RhoMed, RhoMed is not the subject of any investigation for violation of any laws, regulations or administrative orders applicable to its business by any governmental authority or any other person. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against RhoMed, its properties or assets or the capital stock of RhoMed or which in any manner challenges or seeks to prevent enjoin, alter or materially delay any of the transactions contemplated hereby.

               3.8 Charter Documents. RhoMed has provided to Interfilm for its examination complete and accurate copies of the Articles of Incorporation and Bylaws of RhoMed, both as amended to the Closing Date.

               3.9 Consents and Approvals. The business and operations of RhoMed have been and are being conducted in material compliance with all laws, rules, regulations and licensing requirements applicable thereto. RhoMed is unaware of any facts which might form the basis for a claim that any material violation of such laws exists. There are no unresolved notices of deficiency or charges of violation brought or, to the best knowledge of RhoMed without due inquiry, threatened against RhoMed, under any federal, state or local laws or regulations. Except in connection with the consent of the RhoMed Shareholders and the filing of the Certificate of Merger, no consent, approval, order, authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any non-governmental third party on the part of RhoMed is required in connection with the execution, delivery and performance by RhoMed of this Agreement, the consummation of the transactions contemplated hereby or RhoMed's operation of its business following the Closing Date.

               3.10 Taxes. Except as set forth on Schedule 3.10 hereto, RhoMed has, subject to extensions as permitted by applicable law, (i) duly and timely filed, or caused to be filed all federal, state and local tax returns required to be filed prior to the date of this Agreement and will duly and timely file or cause to be filed all applicable tax returns required to be filed prior to the Closing which relate to RhoMed or with respect to which RhoMed is liable or otherwise in any way subject, including, without limitation, any income, property, sales, use, franchise, added value, withholding, and social security taxes, and all such tax returns (A) are complete, accurate and in accordance with all legal requirements applicable thereto and (B) as of the time of filing, correctly reflected the facts regarding the income, business assets, operations, activities, status or other matters of RhoMed required to be shown thereon, (ii) paid, when due, all taxes shown to be due and payable on such returns, or pursuant to any assessment or otherwise, and (iii) properly accrued, charged or established adequate reserves for all taxes arising in respect of any fiscal year of RhoMed. No tax liabilities, disallowances or assessments relating to the business, assets or employees or independent contractors of RhoMed have been assessed as of the date hereof. Except as set forth on Schedule 3.10, RhoMed is not delinquent in the payment of any taxes which would result in the imposition of any charge, lien, encumbrance or adverse claim of any kind whatsoever on RhoMed, its properties or assets or the capital stock of RhoMed. RhoMed is not a party to or bound by (nor will Interfilm or InSub become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement nor is there any claim, audit, action, suit, proceeding, or investigation now pending or threatened in writing against or with respect to RhoMed in respect of any tax or assessment.

               3.11 No Breach of Agreements. The consummation of the transactions contemplated by this Agreement, and the transactions between RhoMed, Interfilm and InSub occurring on or before the Closing, will not result in or constitute any of the following: (i) a conflict, violation or default with or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of RhoMed, or of any contract, lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument or arrangement to which RhoMed is a party or by which RhoMed or its assets are bound; (ii) an event that would permit any party to terminate any agreement or to accelerate the maturity of or permit the subordination of any indebtedness or other obligation of RhoMed or the capital stock of RhoMed;
(iii) the creation or imposition of any charge, lien, encumbrance or adverse claim of any kind whatsoever on any of the assets of RhoMed or the capital stock of RhoMed; or (iv) conflict with or result in the violation or breach of any law, rule or regulation of any governmental authority, or any judgment, order, injunction or decree applicable to RhoMed, its assets or the capital stock of RhoMed.

               3.12 Intellectual Property Rights. Schedule 3.12 hereto sets forth a list of all patents, trade names, trademarks, service marks, brandmarks and copyrights (collectively, the "RhoMed Rights"), owned by or used in the business of RhoMed, or which are registered in the name of RhoMed. As of the date of this Agreement, RhoMed has not received any notices of infringement with respect to the RhoMed Rights and, to the best knowledge of RhoMed without any due investigation, the RhoMed Rights are not being infringed or violated by any other person or entity, nor do they infringe any rights of others. All RhoMed Rights which are licenses granted to RhoMed by others are identified in Schedule 3.12, and all such licenses will continue in full force and effect upon the consummation of the transactions contemplated hereby.

               3.13 Brokers or Finders. RhoMed has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby other than fees payable to Wharton Capital, in an amount equal to 5,588.6860985 shares of Interfilm Series B Preferred, which fees will be paid by RhoMed immediately following the Closing.

               3.14 Representations Complete. None of the representations and warranties made by RhoMed herein, nor any statement made in any Exhibit, Schedule or certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE 4
                       CERTAIN COVENANTS AND AGREEMENTS

               4.1 Conduct of Business by Interfilm and InSub. During the period from the date of this Agreement to the Closing Date, each of Interfilm and InSub shall conduct their respective operations only according to its ordinary and usual course of business and will use its best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with Interfilm or InSub. During the period from the date of this Agreement to the Closing Date, each of Interfilm and InSub shall confer on a regular and frequent basis with one or more designated representatives of RhoMed to report material operational matters and to report the general status of ongoing operations, including, without limitation, weekly development reports concerning Section 4.1(a)(vi) below. Each of Interfilm and InSub shall immediately notify RhoMed of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indication that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving Interfilm and permit RhoMed's representatives prompt access to all materials prepared in connection therewith. Further:

                    (a) From the date hereof until the Closing, neither Interfilm nor InSub shall, without RhoMed's prior express written consent or except as expressly permitted hereby:

                    (i) incur any additional indebtedness, or guarantee any indebtedness or obligation of any other party;

                    (ii) issue, redeem or purchase any of Interfilm's or InSub's capital stock or securities convertible into Interfilm or InSub capital stock or grant or issue any options, warrants or rights to subscribe for Interfilm or InSub capital stock or securities convertible into Interfilm or InSub capital stock or commit to do any of the foregoing;

                    (iii) enter into, amend or terminate any material agreement or arrangement;

                    (iv) increase the compensation payable or to become payable to any of Interfilm's or InSub's officers, employees or agents, including, without limitation, the payment or obligation to pay any bonus, pension, retirement or insurance proceeds to such persons, or adopt or amend any employee benefit plan or arrangement;

                    (v) enter into any employment contract or agreement with any existing or prospective employee which is not terminable at will;

                    (vi) pay any obligation or liability, fixed or contingent, other than pursuant to the terms of Section 5.17 this Agreement, in connection with the reduction of the outstanding liabilities of Interfilm as of the Closing Date;

                    (vii) cancel, without full payment, any note, loan or other obligation owing to Interfilm or InSub;

                    (viii) acquire or dispose of any properties or assets used in the business of Interfilm or InSub;

                    (ix) create or suffer to be imposed any lien, mortgage, security interest or other charge on or against Interfilm's or InSub's properties or assets;

                    (x) engage in any other material activities or transactions;

                    (xi) make or adopt any change in the Certificate of Incorporation or Bylaws of Interfilm or the Articles of Incorporation or Bylaws of InSub as in force and effect on the date hereof; or

                    (xii) take any action, or omit to take any action, within their control, that would cause, and shall promptly notify RhoMed in writing of any event or occurrence which cause any of the representations and warranties set forth in Article 2 hereof to become untrue, incomplete, or inaccurate in any material respect as or prior to the Closing Date.

                    (b) From the date hereof until the Closing, or except as expressly permitted hereby, each of Interfilm and InSub shall, unless otherwise expressly consented to in writing by RhoMed:

                    (i) maintain Interfilm's and InSub's existing insurance policies, unless comparable insurance is substituted therefor, and shall not take any action to terminate or modify those insurance policies;

                    (ii) maintain Interfilm's and InSub's books and records consistent with past practices and policies and in accordance with GAAP;

                    (iii) maintain in good working condition, ordinary wear and tear excepted, and in compliance in all material respects with all applicable laws and regulations, all fixed assets owned, leased or operated, as the case may be, by Interfilm or InSub;

                    (iv) observe and perform, and remain in compliance with, Interfilm's or InSub's obligations in agreements and contracts the breach or violation of which would have, individually or in the aggregate, a Material Adverse Effect and not enter into any agreements or contracts which would require payments by Interfilm or InSub of more than Five Thousand Dollars ($5,000.00) over any period of twelve (12) months; and

                    (v) maintain compliance with the terms and conditions of all Licenses and Rights held by Interfilm or InSub or under which it operates or conducts its businesses and use their best efforts to maintain all such Licenses and Rights in full force and effect.

               4.2 Conduct of Business by RhoMed. During the period from the date of this Agreement to the Closing Date, RhoMed shall conduct its operations in the ordinary and usual course to preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with RhoMed.

               4.3 Necessary Consents. Prior to the Closing, each of the parties hereto shall obtain such written consents and releases and take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby and to allow the continuation of Interfilm's and InSub's respective businesses by RhoMed after the Closing as conducted at the date hereof.

               4.4 Access to Information. Each of the parties hereto (each a "Disclosing Party") shall give the other parties and their respective accountants, legal counsel and other representatives (collectively, the "Requesting Parties") full access, during normal business hours throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating to the business, assets and liabilities of the Disclosing Party, and shall furnish the Requesting Parties, their respective accountants, legal counsel and other representatives during such period all such information concerning its affairs as the Requesting Parties may reasonably request; provided, that any furnishing of such information pursuant hereto or any investigation by a Requesting Party shall not affect such Requesting Party's right to rely on the representations, warranties and covenants made by the Disclosing Party in this Agreement. Pending the Closing, each Requesting Party shall hold in confidence all information so obtained and will use such information only for purposes related to the transactions contemplated hereby. Each Requesting Party further agrees that, pending the Closing, it will not disclose any such information to any third party except upon the prior written consent of the Disclosing Party, or except as required by law or except to its accountants, legal counsel or other representatives who have agreed to maintain the confidentiality of such information. If the transactions contemplated hereby are not consummated, the Requesting Party shall return all data to the Disclosing Party and continue to honor the foregoing confidentiality and non-disclosure covenants for a period of three
(3) years. Such obligation of confidentiality shall not extend to any information (i) which is shown to be or to have been generally known to others engaged in the same trade or business as the Disclosing Party; (ii) previously known to the Requesting Party prior to the start of discussions leading to the execution of this Agreement; (iii) obtained by the Requesting Party in good faith from third parties who are not obligated to maintain the information confidential; (iv) that is or shall be public knowledge through no act or omission by the Requesting Party or any of its directors, officers, employees, or representatives; or (v) that is required to be disclosed pursuant to any law, rule or regulation or pursuant to any order or decree of any appropriate court or governmental agency or pursuant to any disclosure obligations set forth in the federal securities laws.

               4.5 Disclosure of Transaction. Each of the parties hereto agree to issue a mutually acceptable joint press release upon the execution of this Agreement and upon the Closing. Each party will review and agree to the text of any other public announcement related to this Agreement, the Closing or the transactions contemplated hereby prior to the release thereof.

               4.6 Other Negotiations. Prior to the Closing, or such earlier date on which this Agreement is terminated in accordance with its terms, none of the parties hereto nor any of their respective officers, directors, employees, agents or representatives will, directly or indirectly, initiate discussions or negotiate, or authorize any person or entity to discuss or negotiate on behalf of such party with any other party, or entertain or consider any inquiries or proposals received from any other party, concerning the possible disposition of such party's business, assets or capital stock, in whole or in part. None of the parties hereto will furnish any information concerning such party to any person other than the other parties hereto for the purpose of, or with the intent of, permitting such person or entity to evaluate a possible acquisition of such party's business, assets or capital stock, in whole or in part. Notwithstanding anything in this
Section 4.6 to the contrary, each of the parties hereto shall be permitted to take any action otherwise prohibited in this Section, if any such action, in the good faith judgment of the Board of Directors of such party based upon the advice of counsel, is required under applicable law in the exercise of the fiduciary duties of the Board of Directors of such party.

                  4.7 Certain Defaults; Litigation. Each of the parties hereto will give prompt notice to the other parties of:

                    (a) any notice of default received by such party subsequent to the date of this Agreement and prior to the Closing under any instrument or agreement to which such party or its assets is a party or by which it is bound, which default could, if not remedied, result in a Material Adverse Effect or which would render incorrect or misleading any representation made herein, and

                    (b) any suit, action, proceeding or investigation instituted or threatened against or affecting such party subsequent to the date of this Agreement and prior to the Closing which, if adversely determined, could result in a Material Adverse Effect or which would render incorrect or misleading any representation made herein.

                  4.8 NASD Electronic Bulletin Board Additional Shares Notification. Prior to the Closing, Interfilm shall maintain its listing on the NASD Electronic Bulletin Board and shall comply with all required rules or regulations in order to cause the shares of Interfilm Common into which the shares of Interfilm Preferred are to be converted, as set forth in the Certificates of Designation described in Section 5.14 herein, to be approved for listing on the NASD Electronic Bulletin Board, subject to official notice of issuance.

                  4.9 Audited Financial Statements. At least thirty (30) days prior to the Closing Date, Interfilm shall deliver to RhoMed audited consolidated financial statements of Interfilm, including footnotes, for the fiscal year ended December 31, 1995 in reviewable form and prepared by Interfilm's independent auditors in accordance with GAAP (the "Interfilm Audit").

                  4.10 RhoMed Financial Statements. At least thirty (30) days prior to the Closing Date, RhoMed shall deliver to Interfilm unaudited summary financial statements of RhoMed for the period from September 1, 1995 to February 29, 1996 in reviewable form and prepared in accordance with GAAP.

                  4.11     Financing.

                    (a) RhoMed shall use its best efforts to effect the sale of up to an aggregate amount of Five Million Dollars ($5,000,000.00) of RhoMed Common at Twenty-Five

Cents ($0.25) per share (the "Private Placement Shares") in a private placement transaction solely to "Accredited Investors", as such term is defined under Regulation D promulgated under the Securities Act (the "Private Placement"). As of the date hereof, Six Million Sixty Thousand (6,060,000) shares of RhoMed Common have been issued in connection with the Financing. The Private Placement is more fully described on the term sheet attached hereto as Exhibit A.

                    (b) In addition to the Private Placement, those principals of Interfilm and certain third parties set forth on Schedule 4.11 hereto shall purchase Six Hundred Thousand Dollars ($600,000.00) of RhoMed Common (the "IF Purchaser Financing Shares" and together with the Private Placement Shares collectively referred to herein as the "Financing Shares") in a private placement transaction solely to Accredited Investors (the "IF Purchaser Financing" and together with the Private Placement collectively referred to herein as the "Financing") in the amounts set forth next to such investor's name on Schedule 4.11 on the same terms as the Private Placement with the proceeds of such sale being placed, within seventy two (72) hours of the receipt by Interfilm of written notice from RhoMed to the effect that RhoMed has received gross proceeds of Three Million Five Hundred Thousand Dollars ($3,500,000.00) in connection with the Financing, into escrow pending the Closing pursuant to the escrow agreement substantially in form and substance reasonably satisfactory to Interfilm and its counsel (the "Escrow Agreement"). Certain purchasers and third parties set forth on Schedule 4.11 shall also receive warrants to purchase RhoMed Common substantially in the form as attached hereto as Exhibit B (the "Interfilm Warrants").

               4.12 RhoMed Voting Agreement. The holders of at least fifty-one percent (51%) of the total outstanding shares entitled to vote of each of RhoMed Common and RhoMed preferred stock shall have executed a voting agreement (the "RhoMed Voting Agreement") whereby such shareholders agree to vote their respective shares in favor of the approval of this Agreement and such agreement shall have been delivered to Interfilm and InSub no later than five (5) business days following the execution of this Agreement.


                                   ARTICLE 5
                            CONDITIONS PRECEDENT TO
                             OBLIGATIONS OF RHOMED

     The obligations of RhoMed to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions, unless expressly waived in writing by RhoMed:

               5.1 Representations and Warranties True. All representations and warranties by each of Interfilm and InSub in this Agreement or the Schedules and Exhibits hereto, or in any written statement or certificate that shall be delivered by Interfilm or InSub under this Agreement shall be true on and as of the Closing Date as though such representations and warranties and Schedules and Exhibits were made on and as of that date.

               5.2 Covenants Performed. Each of Interfilm and InSub shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this

Agreement to be performed or complied with by Interfilm or InSub on or before the Closing Date.

               5.3 Certificate. RhoMed shall have received from Interfilm and InSub a certificate from the officers of Interfilm and InSub, dated the Closing Date, certifying, in such detail as RhoMed and its counsel may reasonably request, that the conditions specified in this Article 5 have been satisfied.

               5.4 Opinion of Counsel for Interfilm and InSub. RhoMed shall have received an opinion from Loeb & Loeb, LLP, counsel for Interfilm and InSub, dated the Closing Date, in form and substance satisfactory to RhoMed and its counsel (the "L&L Opinion").

               5.5 No Violations; No Actions. Consummation of the Transaction shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction and no action or proceeding shall have been instituted or threatened by any person, entity or governmental agency which, in any such case, in the sole judgment of RhoMed, has a reasonable probability of resulting in (i) the obtaining of material damages from Interfilm or InSub;
(ii) an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the Transaction or the Financing; or (iii) other relief in connection therewith.

               5.6 No Material Adverse Effect. During the period from February 29, 1996 to the Closing Date, there shall not have been any material adverse change in the condition (financial or other), liabilities, business or prospects of Interfilm or InSub.

               5.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to RhoMed and its counsel, and RhoMed shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

               5.8 Delivery of Documents. RhoMed shall have received all documents and other items to be delivered by Interfilm and InSub under
Section 7.2.

               5.9 Schedules. Interfilm and InSub shall have completed and attached hereto all Schedules required by this Agreement, and such schedules shall have been updated immediately prior to the Closing, and all such Schedules shall have been acceptable to RhoMed, in its sole discretion.

               5.10 Illegality or Legal Constraint. No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any court or governmental authority which prohibits the consummation of the Transaction (each party agreeing promptly to use its reasonable best efforts to have any such order, decree or injunction lifted). There shall be no pending legal action, suit or proceeding regarding the Transaction.

               5.11 Required Consents. All consents, approvals and waivers from third parties necessary to the transactions as contemplated hereby and to the continued validity and effectiveness of the Licenses and Rights shall have been obtained. There shall have been obtained any and all governmental authorizations, permits, approvals and consents of securities or "blue sky" commissions of any jurisdiction and of any other governmental body or agency, that may reasonably be deemed necessary so that the consummation of the Transaction shall be in compliance with applicable laws.

               5.12 Voting Agreement. The holders of at least fifty-one percent (51%) of the total outstanding shares of Interfilm Common shall have executed a voting agreement (the "Voting Agreement") whereby such stockholders agree to vote their respective shares of Interfilm Common in favor of the approval and adoption of the Amended Certificate of Incorporation (as hereinafter defined) and the proposed reverse stock split, if any, in a fractional amount as determined by RhoMed (the "Reverse Stock Split") in connection with a Written Consent of Interfilm Stockholders in Lieu of a Special Meeting and such agreement shall have been delivered to RhoMed no later than five (5) business days following the execution of this Agreement.

               5.13 The Amended Certificate of Incorporation. The Board of Directors of Interfilm shall have approved an Amended Certificate of Incorporation of Interfilm in form and substance as shall have been approved by RhoMed and its counsel (the "Amended Certificate of Incorporation") which is to be submitted to the Interfilm stockholders for their approval and adoption and which shall provide for, upon such approval and adoption, an increase in the number of shares of Interfilm capital stock which Interfilm would be authorized to issue, a change in the name of Interfilm and the approval of the Reverse Stock Split to be effective following the Closing;

               5.14 Certificates of Designations. Interfilm shall have filed with the Secretary of State of the State of Delaware Certificates of Designations with respect to the Interfilm Series A Preferred and Interfilm Series B Preferred which set forth the respective rights, preferences and limitations of the Interfilm Preferred. Such Certificates of Designations, in such form as shall have been approved by RhoMed and its counsel, shall provide for, among other things:

                    (a) that each share of Interfilm Series A Preferred shall automatically convert into 466.95404349 shares of Interfilm Common upon the filing of the Amended Certificate of Incorporation and that each share of Interfilm Series A Preferred shall be entitled to vote on an as converted basis as a single class with the Interfilm Common. For every one (1) share of Interfilm Common which is issued and outstanding as of the Closing that is in excess of an aggregate of Four Million Four Hundred Fifty Seven Thousand Five Hundred (4,457,500) shares plus any shares of Interfilm Common which are issued upon conversion of the Interfilm Derivative Securities, the total number of shares of Interfilm Common into which the Interfilm Series A Preferred will convert will increase by Eleven and One Half (11.5) shares of Interfilm Common. For every Twenty-Five Cents ($0.25) in excess of Fifty Thousand Dollars ($50,000.00) in the aggregate of actual, contingent or other liabilities, obligations or commitments of Interfilm and InSub collectively outstanding as of the Closing Date, as determined by RhoMed after consultation with Interfilm, the total number of shares of Interfilm Common into which the Interfilm Series A Preferred will convert will increase by an additional
1.681034556 shares of Interfilm Common. Cash, in the amount of $0.05 per share of Interfilm

Series A Preferred, will be issued, on a pro rata basis, in lieu of fractional shares upon the conversion of the Interfilm Series A Preferred into Interfilm Common.

                    (b) that each share of Interfilm Series B Preferred shall automatically convert into 184.332593 shares of Interfilm Common upon the filing of the Amended Certificate of Incorporation and that each share of Interfilm Series B Preferred shall be entitled to vote on an as converted basis as a single class with the Interfilm Common. For every one (1) share of Interfilm Common which is issued and outstanding as of the Closing that is in excess of an aggregate of Four Million Four Hundred Fifty Seven Thousand Five Hundred (4,457,500) shares plus any shares of Interfilm Common which are issued upon conversion of the Interfilm Derivative Securities, the total number of Interfilm Common into which the Interfilm Series B Preferred will convert will increase by Eleven and One Half (11.5) shares of Interfilm Common. For every Twenty-Five Cents ($0.25) in excess of Fifty Thousand Dollars ($50,000.00) in the aggregate of actual, contingent or other liabilities, obligations or commitments of Interfilm and InSub collectively outstanding as of the Closing Date, as determined by RhoMed after consultation with Interfilm, the total number of shares of Interfilm Common into which the Interfilm Series B Preferred will convert will increase by an additional
1.235028373 shares of Interfilm Common. Cash, in the amount of $0.14 per share of Interfilm Series B Preferred, will be issued, on a pro rata basis, in lieu of fractional shares upon the conversion of the Interfilm Series B Preferred into Interfilm Common.

               5.15 Fairness Hearing. Interfilm shall have prepared and filed a permit application, in form and substance satisfactory to RhoMed and its counsel, requesting that a fairness hearing be held by the California Department of Corporations satisfying the requirements of Section 3(a)(10) of the Securities Act (the "Fairness Hearing") and Interfilm shall have received a permit for the issuance of the Interfilm Preferred and the Interfilm Common underlying the Interfilm Preferred to the RhoMed Shareholders pursuant to the terms herein.

               5.16 Releases. Interfilm shall have obtained consents and releases, in writing and in form and substance reasonably satisfactory to RhoMed and its counsel, from all of the creditors of Interfilm who will not have been paid in full prior to the Closing Date or which obligations are to be assumed by the Trust. Those obligations to be assumed by the Trust are set forth on Schedule 5.16 hereto which Schedule 5.16 will be updated immediately prior to Closing. In addition, Interfilm shall have obtained releases from each of Millennium Capital Partners, Ltd. and Mr. Robert N. Weingarten in form and substance reasonably satisfactory to RhoMed and its counsel.

               5.17 Limitation on Outstanding Interfilm Liabilities. Interfilm and InSub collectively shall have no more than Eighty Thousand Dollars ($80,000.00) in the aggregate of actual, contingent or other liabilities, obligations or commitments outstanding and the identity and terms of such remaining liabilities shall have been approved by RhoMed and its counsel.

               5.18 Creation of Trust.

                    (a) No later than April 22, 1996, Interfilm shall supply to RhoMed and its counsel a written valuation (the "Valuation"), prepared by BDO Seidman, LLP, of the

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following Interfilm assets: (i) any and all rights underlying that certain pending or proposed litigation against, inter alia, Sony Corporation of America (the "Sony Litigation"), (ii) the intellectual property assets listed on Schedule 5.18 hereto (the "IP") and (iii) all cash and rights to cash of Interfilm and its subsidiaries existing immediately prior to the Effective Time (the Sony Litigation, the IP and the cash and rights to cash, collectively referred to herein as the "Transferred Assets"). In the event that such Valuation of the Transferred Assets exceeds the aggregate sum of Two Million Dollars ($2,000,000.00), Interfilm shall have the option, but not the obligation, by immediate written notice to RhoMed, to terminate this Agreement, whereupon each party hereto shall have no further obligations to the others under this Agreement, other than such obligations as are specifically stated to survive termination in accordance with the terms hereof. RhoMed agrees, promptly upon receipt of an invoice therefor and regardless of the occurrence of the Closing, to pay to Interfilm up to Twenty Thousand Dollars ($20,000.00) of the cost of the Valuation. In addition, following the Closing, the Trust shall have the right to pursue the Sony Litigation in the name of Interfilm and/or its affiliates.

                    (b) In the event that the Valuation is Two Million Dollars ($2,000,000.00) or less, or in the event that Interfilm shall not have exercised its option to terminate this Agreement as provided in Section 5.18(a) above, then Interfilm shall transfer, prior to Closing, the Transferred Assets, to a party mutually agreed to by the parties hereto (the "Agent"), to be held by the Agent in an irrevocable escrow (the "Irrevocable Escrow") pending the Closing. Immediately following the Closing, Interfilm and RhoMed shall, by their respective attorneys, give the Agent written certification that all conditions necessary to the completion of the Closing have taken place. Upon receipt of such certification, the Agent shall immediately cause the Transferred Assets to be transferred to an irrevocable trust (the "Trust"), in form and substance satisfactory to RhoMed and its counsel. The Trust shall contain provisions to the effect that (i) neither Interfilm nor RhoMed shall be obligated to provide any funding whatsoever in connection with any of the Transferred Assets; (ii) Interfilm and RhoMed shall agree to be responsible for up to Seven Thousand Five Hundred Dollars ($7,500.00) per annum of the reasonable and usual costs of the trustee of the Trust, for so long as the Trust shall not have been terminated, but in no event longer than three (3) years from the date hereof; and (iii) any and all proceeds generated by the Trust shall continue to be held in trust for purposes of indemnifying RhoMed for all liabilities, expenses and costs that it may incur, including tax and related claims and expenses and the reasonable fees and expenses of its professional advisors, including attorneys and accountants, as a result of the Sony Litigation and any obligations of Interfilm and InSub under Section 8.1(b) herein (collectively, the "Claims"). Further, in the event that, prior to the second anniversary of the Closing, any proceeds (the "Proceeds") shall be generated by the Trust arising out of the Sony Litigation or a sale or other transfer of the IP which exceed the amounts payable to RhoMed pursuant to this Section 5.18(b), then such sum as shall be reasonably necessary to secure any Claims as to which RhoMed shall have given the Trust notice prior to such second anniversary, plus $100,000, shall continue to be held in the Trust pending resolution of the Claims.

                    (c) Notwithstanding anything to the contrary in this Agreement, the Trust shall hold all of the proceeds of the Sony Litigation (the "Proceeds") unless and until permitted to distribute to the Beneficiaries (as defined in the Trust) or disburse such Proceeds pursuant to the provisions of this Section 5.18(c). The terms of the Trust are set out in Exhibit C attached hereto.

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







                    (i) Upon the request of and at the expense of the Trust, Interfilm shall request from the Internal Revenue Service a private letter ruling (the "Private Letter Ruling") confirming that the Proceeds will not be treated as the income of Interfilm or any member of its consolidated group for federal income tax purposes. If Interfilm receives the Private Letter ruling confirming such treatment, Interfilm shall give written notice to the Trust and the Trust may immediately distribute to the Beneficiaries so much of the aggregate Proceeds up to Ten Million Dollars ($10,000,000.00) as exceed the amount, if any, required to be held by the Trust pursuant to Section 5.18(b) hereof. If (A) the Trust does not receive the Private Letter Ruling confirming such treatment or (B) the Internal Revenue Service provides notice to Interfilm that it will not provide Interfilm with the Private Letter Ruling confirming such treatment, then the Trust shall continue to hold (unless disbursed pursuant to Section 5.18(c)(iii) hereof) that portion of the aggregate Proceeds up to Ten Million Dollars ($10,000,000.00) which is equal to forty percent (40%) of the amount by which the aggregate Proceeds up to Ten Million Dollars ($10,000,000.00) exceeds Two Million Dollars ($2,000,000.00) (the "Forty Percent Holdback") until the date which is thirty (30) days after the earlier of (1) the sixth anniversary of the due date (including any extensions) of the federal income tax return of Interfilm for its taxable year in which the Trust receives the Proceeds (or the date on which Interfilm files such return for such year, if later than such sixth anniversary) and (2) the date of a determination (as defined in
          Section 1313(a) of the Code, a "Determination") of the amount of all taxes, if any, payable by Interfilm in connection with the transactions contemplated by this Agreement.

                    (ii) In addition to any amounts withheld pursuant to
          Section 5.18(c)(i), the Trust shall continue to hold (unless disbursed pursuant to Section 5.18(c)(iii) hereof) and shall not distribute to the Beneficiaries, fifty percent (50%) of the amount by which the aggregate Proceeds exceed Ten Million Dollars ($10,000,000.00) until the date which is thirty (30) days after the earlier of (1) the sixth anniversary of the due date (including any extensions) of the federal income tax return of Interfilm for its taxable year which includes the Closing Date (or the date on which Interfilm files such return for such year, if later than such sixth anniversary) and (2) the date of a Determination of the amount of all taxes, if any, payable by Interfilm in connection with the transactions which are contemplated by this Agreement.

                    (iii) Upon notice to the Trust by Interfilm of any assessment by the Internal Revenue Service against Interfilm of any taxes, penalties or interest payable in connection with the transactions which are contemplated by this Agreement, the Trust shall immediately pay to Interfilm all such taxes, penalties and interest so assessed (the "Tax Assessment"), and any reasonable attorney's and accountant's fees and expenses incurred in connection therewith. Interfilm shall immediately pay the amount of the Tax Assessment to the Internal Revenue Service in payment thereof or, upon the written request of the Trust and at the Trust's sole expense, Interfilm shall decline to pay the amount of the Tax Assessment and shall file a petition in United States Tax Court asserting any available defenses to the assessment. If Interfilm pays the amount of the Tax Assessment to the Internal Revenue Service, at the request of the Trust and at the Trust's sole expense, Interfilm shall file a refund claim with respect to the Tax Assessment and, if so requested by the Trust and at the Trust's sole expense, shall pursue such claim until a Determination is obtained. If Interfilm receives a refund with respect to the Tax Assessment, it shall, after deducting its reasonable expenses incurred in connection

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






with obtaining such refund, promptly pay the amount so refunded plus any interest received thereon to the Trust.

                    (iv) All Proceeds other than those required to be held by the Trust pursuant to Section 5.18(b) and this Section 5.18(c) may be distributed to the Beneficiaries of the Trust following the second anniversary of the Closing.

                    (d) In the event that a suitable alternative to the Trust, which the parties agree may include, without limitation, the creation of a limited partnership, may be agreed to by the parties hereto prior to Closing, such alternative vehicle will replace the Trust, so long as the documentation therefor, and the creation of such alternative, is consistent with the terms of the Trust and is in form and substance reasonably acceptable to RhoMed and its counsel.

               5.19 Employment by Interfilm. Interfilm shall use its best efforts to assure an orderly and successful transition. Except for the obligations set forth in Schedule 5.19 hereto, RhoMed shall not retain or assume any obligation with respect to liabilities relating to any employees of Interfilm or InSub, including, without limitation, obligations for accrued vacation time, severance arrangements, workers' compensation or any liability for any insurance, medical or other welfare benefits.

               5.20 Resignation of Directors. The directors and officers of Interfilm shall have submitted their resignations in writing to Interfilm which shall be effective as of the Closing Date. The resignations of the officers of Interfilm shall include or be accompanied by termination and release agreements, in form and substance satisfactory to RhoMed and its counsel, effective to release RhoMed and its shareholders and representatives from all claims or liabilities of such officers arising from or related to their employment with Interfilm or termination therefrom.

               5.21 Interfilm Audit. Interfilm shall have received an unqualified opinion which includes an explanatory paragraph regarding "going concern" issues from its independent auditors in connection with the Interfilm Audit and shall have delivered the same to RhoMed.

               5.22 Insurance. The officers and directors of Interfilm shall have fully cooperated with RhoMed in RhoMed's efforts to obtain Directors & Officers Liability Insurance and Public Liability Insurance. RhoMed agrees that, to the extent Directors and Officers Liability Insurance can be obtained by it without additional expense, it shall use reasonable efforts to cause such insurance to include coverage of directors and officers of Interfilm who shall have held such offices prior to the Closing Date.

               5.23 Section 14(f) Information Statement. Interfilm shall have prepared and filed, at least ten (10) days prior to the date of the Closing, an information statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission which shall have been distributed to the Interfilm stockholders of record within ten
(10) days prior to the date of such distribution.

               5.24 Information Statement. Interfilm shall have prepared and shall, immediately following the Closing, file an information statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission (the "Information Statement") which is to be distributed to the Interfilm stockholders of record as of a date prior to the Closing Date which meets the requirements of both the Delaware General Corporation Law and any applicable rules or regulations of the Securities and Exchange Commission to inform such stockholders of the approval and adoption of Interfilm's Amended Certificate of Incorporation and the Reverse Stock Split.

               5.25 Partial Financing. Within seventy two (72) hours of the receipt by Interfilm of written notice from RhoMed to the effect that RhoMed has received gross proceeds of Three Million Five Hundred Thousand Dollars ($3,500,000.00) in connection with the Financing, RhoMed shall have received Six Hundred Thousand Dollars ($600,000.00) from those individuals set forth on
Schedule 4.11, which funds shall have been placed into escrow pending the Closing pursuant to the terms of the Escrow Agreement.





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                                      32

                                   ARTICLE 6
                            CONDITIONS PRECEDENT TO
                      OBLIGATIONS OF INTERFILM AND INSUB

     The obligations of Interfilm and InSub to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions, unless expressly waived in writing by Interfilm:

               6.1 Representations True. All representations and warranties by RhoMed in this Agreement or the Schedules and Exhibits hereto, or in any written statement or certificate that shall be delivered to Interfilm and InSub by RhoMed under this Agreement shall be true on and as of the Closing as though such representations and warranties were made on and as of that date.

               6.2 Covenants Performed. RhoMed shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by RhoMed on or before the Closing.

               6.3 No Violations; No Actions. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having competent jurisdiction and no action or proceeding shall have been instituted or threatened by any person, entity or governmental agency which, in any such case, in the sole judgment of Interfilm or InSub, has a reasonable probability of resulting in (i) the obtaining of material damages from Interfilm or InSub, (ii) an order, judgment or decree restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Agreement or the Financing, or (iii) other relief in connection therewith.

               6.4 Opinion of Counsel for RhoMed. Interfilm and InSub shall have received an opinion from Brobeck, Phleger & Harrison LLP, counsel for RhoMed, dated the Closing Date, in form and substance reasonably satisfactory to Interfilm and InSub and its counsel (the "BP&H Opinion").

               6.5 No Material Adverse Change. During the period from February 29, 1996 to the Closing, there shall not have been any material adverse change in the condition (financial or other), liabilities, business or prospects of RhoMed.

               6.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance satisfactory to each of Interfilm and InSub and its counsel, and Interfilm shall have received all such counterpart originals or certified or other copies of such documents as he may reasonably request.

               6.7 Fairness Hearing. Interfilm shall have received a permit for the issuance of the Interfilm Preferred and the Interfilm Common underlying the Interfilm Preferred to the RhoMed Shareholders pursuant to the Fairness Hearing.


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






               6.8 Delivery of Documents. Interfilm and InSub shall have received all documents and other items to be delivered by RhoMed under
Section 7.3.

               6.9 Required Consents. All consents, approvals and waivers from third parties and governmental authorities necessary to the transactions as contemplated hereby shall have been obtained.

               6.10 Private Placement. In connection with the Financing, RhoMed shall have completed the sale of no less than such number of Private Placement Shares as shall have resulted in gross proceeds to RhoMed of no less than Three Million Five Hundred Thousand Dollars ($3,500,000.00).


                                   ARTICLE 7
                                    CLOSING

               7.1 Time and Place. The closing of the Merger (the "Closing") shall occur at the offices of Brobeck, Phleger & Harrison LLP, 1301 Avenue of the Americas, New York, New York 10019 at 10:00 a.m. on the earliest practicable date after the conditions of Articles 5 and 6 shall have been met or at such other time and date to which the parties may agree in writing
(the "Closing Date").

               7.2 Deliveries by Interfilm and InSub. At the Closing, Interfilm and InSub shall execute and deliver or cause to be executed and delivered to RhoMed:

                    (a) Corporate Documents. The Certificate of Incorporation of Interfilm and the Articles of Incorporation of InSub, certified by the Secretary of State of Delaware and the New Mexico State Corporation Commission, respectively, as of a recent date, the Certificates of Designation of Interfilm, certified by the Secretary of State of Delaware, and the Bylaws of Interfilm and InSub, certified by the Secretary of Interfilm as in effect as of the Closing Date.

                    (b) Amended Certificate of Incorporation. A copy of the proposed Amended Certificate of Incorporation;

                    (c) Information Statement. A copy of the Information Statement to be distributed to the Interfilm stockholders of record pursuant to the requirements of both the Delaware General Corporation Law and any applicable rules or regulations of the Securities and Exchange Commission informing such stockholders that the Amended Certificate of Incorporation has been adopted and approved along with a copy of the names and addresses of the Interfilm stockholders of record to whom the Information has been sent;

                    (d) Certificate of Good Standing and Tax Status. Each of Interfilm and its subsidiaries, including InSub, shall have delivered to RhoMed (i) certificates from the Secretary of State or other appropriate official of its respective jurisdiction of incorporation or organization to the effect that each of Interfilm and its subsidiaries, including InSub, is in good standing or subsisting in such jurisdiction and listing all charter documents of each of Interfilm and its subsidiaries, including InSub, on file; (ii) a certificate from the Secretary of State or other appropriate official in each state listed on Schedule 7.2(d) hereto in which either Interfilm or its subsidiaries, including InSub, is qualified to do business to the effect that Interfilm or its subsidiaries, including InSub, is in good standing in such state; and (iii) certificates as to the tax status of each of Interfilm and its subsidiaries, including InSub, in its jurisdiction of incorporation and each state in which Interfilm or its subsidiaries, including InSub, is qualified to do business.

                    (e) Financial Statements. The Interim Financial Statements shall have been updated to a date within seven (7) days of the Closing Date, and such updated financials shall have been delivered to RhoMed.

                    (f) Resolutions. A copy of the resolutions of the Boards of Directors of Interfilm and InSub, certified, respectively, by the Secretary of each of Interfilm and InSub as having been duly and validly adopted and being in full force and effect, authorizing execution and delivery of this Agreement and performance of the transactions contemplated hereby by Interfilm and InSub;

                    (g) Secretary's Certificate. RhoMed shall have received a certificate of the Secretary of each of Interfilm and InSub, in form and substance satisfactory to RhoMed and its counsel, certifying (i) that attached thereto are true and complete copies of the Certificates of Incorporation, Certificate of Designation and Bylaws of Interfilm or the Articles of Incorporation and Bylaws of InSub, as amended to the Closing Date; (ii) that attached thereto are true and complete copies of the resolutions of the Board of Directors of each of Interfilm and InSub authorizing the execution, delivery and performance of this Agreement and any other documents, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the Transaction in the manner contemplated hereby; (iii) the names and true signatures of the officers of Interfilm and InSub signing this Agreement and all other documents to be delivered in connection with the Transaction and (iv) such other matters as RhoMed may reasonably request;

                    (h) Books and Records. All of the minute books, stock ledgers and similar corporate records of Interfilm and InSub;

                    (i) Lien Searches. Such Uniform Commercial Code lien searches, releases and such other instruments showing that there were no financing statements, judgments, taxes or other liens outstanding against Interfilm or any of its assets as of the Closing Date or a date that is not more than five (5) days prior to the Closing Date (except for liens listed on Schedule 7.2(i) hereto);

                    (j) Consents. Evidence that all consents, releases, approvals, or authorizations of or notifications to any third parties (including governmental agencies), if any, required to effect the Merger and to consummate the transactions contemplated hereby have been obtained by Interfilm, including, without limitation, documentation evidencing the receipt of a permit from the California Department of Corporations for the issuance of the Interfilm Preferred and the Interfilm Common underlying the Interfilm Preferred to the RhoMed Shareholders pursuant to an exemption from registration under Section 3(a)(10) of the Securities Act and documentation evidencing such releases;

                    (k) Interfilm Board and Officer Positions. The RhoMed nominees for directors of the Board of Directors of Interfilm shall have been properly elected to the Board of Directors of Interfilm and the RhoMed nominees for officers of Interfilm shall have been properly elected as officers of Interfilm, each effective immediately following the Closing;

                    (l) Termination of Employment Agreements. Evidence of the termination of those employment agreements listed in Schedule 2.14;

                    (m) Interfilm Purchasers Financing. Documentation evidencing that those individuals set forth on Schedule 4.11 have purchased Six Hundred Thousand Dollars ($600,000.00) of RhoMed Common on the same terms as the Financing and have funded the escrow pending the Closing pursuant to the terms and conditions of the Escrow Agreement;

                    (n) Trust. Documentation evidencing the creation and effectiveness of the Irrevocable Escrow and the Trust or any alternative vehicle agreed to by the parties hereto pursuant to Section 5.18(d) hereof;

                    (o) Electronic Bulletin Board. Any necessary documentation to evidence the approval of the listing of the shares of Interfilm Common into which the shares of Interfilm Preferred are to be converted;

                    (p) Stock Certificates. Certificates representing the Interfilm Preferred to be issued in the Merger, endorsed over to the RhoMed Shareholders or accompanied by duly executed stock powers;

                    (q) Opinion of Counsel. The L&L Opinion; and

                    (r) Other Documents. Such other documents and instruments as RhoMed or its counsel shall deem reasonably necessary to consummate the transactions contemplated hereby.

     All documents delivered to RhoMed shall be in form and substance reasonably satisfactory to RhoMed and its counsel.

               7.3 Deliveries of RhoMed. At the Closing, RhoMed shall execute and deliver or cause to be executed and delivered to Interfilm and InSub simultaneously with delivery of the items referred to in Section 7.2 above:

                    (a) Corporate Documents. The Articles of Incorporation of RhoMed, certified by the New Mexico State Corporation Commission as of a recent date and the Bylaws of RhoMed, certified by the Secretary of RhoMed as in effect at the Closing;

                    (b) Certificates of Good Standing. Good Standing Certificates dated as of a recent date, with respect to RhoMed, issued by the Secretary of State of each of the States listed in Schedule 7.3(b) hereto;

                    (c) Resolutions. A copy of the resolutions of each of the Board of Directors of and shareholders of RhoMed, certified by the Secretary thereof as having been duly and validly adopted and being in full force and effect, authorizing execution and delivery of this Agreement and performance of the transactions contemplated hereby by RhoMed;

                    (d) Consents. Evidence that all consents, approvals, or authorizations of or notifications to any third parties (including governmental agencies), if any, required to consummate the transactions contemplated hereby have been obtained by RhoMed;

                    (e) Opinion of BP&H. The BP&H Opinion;

                    (f) Escrow Agreement. The Escrow Agreement;

                    (g) Warrants. The Warrants;

                    (h) Voting Agreement. The RhoMed Voting Agreement;

                    (i) Financial Statements. The RhoMed Interim Financial Statements shall have been updated to a date within seven (7) days of the Closing Date, and such updated financials shall have been delivered to Interfilm and InSub.

                    (j) Interfilm Fee. An amount equal to Interfilm's legal, financial advisory and accounting fees, and their other expenses, to the extent that such amount does not exceed Thirty Seven Thousand Five Hundred Dollars ($37,500.00). In the event that the Closing does not occur and an Information Statement reasonably acceptable to RhoMed and its counsel shall have been prepared, then RhoMed shall pay to counsel to Interfilm Seven Thousand Five Hundred Dollars ($7,500.00); and

                    (k) Other Documents. Such other documents and instruments as Interfilm or InSub or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

     All documents delivered to Interfilm and InSub shall be in form and substance reasonably satisfactory to Interfilm and InSub.

                                   ARTICLE 8
                           MISCELLANEOUS PROVISIONS

               8.1 Survival of Representations and Warranties; Indemnity.

                    (a) Survival of Representations. Except as otherwise expressly provided herein, the representations, warranties, covenants and agreements of Interfilm, InSub and RhoMed contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Interfilm, RhoMed or the RhoMed Shareholders; provided, however, that such representations, warranties, covenants and agreements shall expire unless claims are made on or before the second anniversary of the Closing Date.

                    (b) Indemnification. If the Closing of the Transaction shall occur, then, subject to the provisions of this Section 8.1, Interfilm and InSub shall, jointly and severally, indemnify and hold harmless RhoMed and each person, if any, who controls RhoMed within the meaning of the Securities Act, from and against all loss, liability, damage, cost and expense (including, without limitation, reasonable costs of investigation, defense and prosecution of litigation and attorneys' fees) (collectively, the "Damages") incurred by RhoMed arising from any misrepresentation or breach of warranty, covenant or agreement made by Interfilm or InSub in this Agreement; without limiting its rights as set forth above, RhoMed shall also have the right to seek such indemnification by making a claim against the Trust under the terms of the Trust. If RhoMed seeks indemnification for any Claim under this Section 8.1(b), RhoMed shall give notice to the Trust and to Interfilm within thirty
(30) days of RhoMed becoming aware of any such Claim or of facts upon which any such Claim will be based. The notice shall set forth such material information with respect thereto as is then reasonably available to RhoMed. Notwithstanding the foregoing (i) RhoMed shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing and (ii) the rights of RhoMed to be indemnified hereunder in respect of Claims resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing unless and, if so, only to the extent that Interfilm, InSub or the Trust is materially prejudiced thereby. With respect to any assertion of liability by a third party that results in a Claim, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion. The Trust shall immediately reserve such sums as shall be reasonably necessary to secure its obligation to provide indemnification for such Claims (as they may be amended from time to time by notice to the Trust by RhoMed) and shall promptly pay to RhoMed all amounts expended by RhoMed relating to such Claims upon presentation of an invoice therefor.

               8.2 Termination of Agreement. All parties hereto agree to fulfill the requirements of Articles 5 and 6 as soon as practicable. If any precondition to the completion of the transactions contemplated hereby as set forth in Articles 5 and 6 is not fulfilled on or prior to June 15, 1996, which date may be extended by mutual written agreement of the parties if the Fairness Hearing permit is being actively pursued by the parties hereto, this Agreement shall be null and void and have no further effect and no party shall have any liability to any other party as a result of such termination, except as to such matters as are specified to survive the termination of this Agreement.

               8.3 Further Assurances. At the request of any of the parties hereto, and without further consideration, each party agrees to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby including, without limitation, that the principals of Interfilm shall cooperate with RhoMed in the preparation of any short-year tax returns required of Interfilm or InSub as a result of the Transaction.

               8.4 Broker or Finder. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement other than Wharton Capital, and, insofar as it knows, no other broker or other person is entitled to any broker or finder's fee in connection with these transactions. Each of the parties further agrees to indemnify and hold harmless any other against any loss, liability, damage, cost, claim, or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable to any party other than Wharton Capital because of any act, omission, or statement of the indemnifying party.

               8.5 Each Party to Bear Own Costs. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. Upon Closing, RhoMed shall be responsible, and pay at Closing, for the first Thirty Seven Thousand Five Hundred Dollars ($37,500.00) of such fees and expenses incurred by or on behalf of Interfilm and InSub. In the event that the Closing does not occur and an Information Statement reasonably acceptable to RhoMed and its counsel shall have been prepared, then RhoMed shall pay to counsel to Interfilm Seven Thousand Five Hundred Dollars ($7,500.00).

               8.6 Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

               8.7 Entire Agreement; Waivers. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties pertaining to the contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

               8.8 Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

               8.9 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective heirs, executors, administrators, successors and assigns.

               8.10 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmittal of services via telecopy to the party to whom notice is to be given, or on the third day after \ mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

             To Interfilm
             or InSub at:                   Interfilm, Inc.
                                            110 Greene Street, Suite 4R
                                            New York, New York  10012
                                            Attention:  Mr. William Franzblau
                                            Telecopy No.:  (212) 334-8428

             With a copy to:                Loeb & Loeb LLP
                                            1000 Wilshire Boulevard
                                            Suite 1800
                                            Los Angeles, California  90017-2475
                                            Attention:  David L. Ficksman, Esq.
                                            Telecopy No.:  (213) 688-3460

             To RhoMed at:                  RhoMed Incorporated
                                            214 Carnegie Center
                                            Suite 100
                                            Princeton, New Jersey  08540
                                            Attention:  Mr. Edward J. Quilty
                                            Telecopy No.:  (609) 452-0880

             With a copy to:                Brobeck, Phleger & Harrison LLP
                                            1301 Avenue of the Americas
                                            30th Floor
                                            New York, New York  10019
                                            Attention:  Robert P. Wessely, Esq.
                                            Telecopy No.:  (212) 586-7878

Any party may change its address for purposes of this paragraph by giving notice of the new address to each of the other parties in the manner set forth above.

               8.11 Attorneys' Fees. If any party to this Agreement shall bring any action, suit, counterclaim or appeal for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the Prevailing Party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such Action. "Prevailing Party" within the meaning of this Section 8.11 includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

               8.12 Governing Law. The terms of this Agreement shall be governed by the laws of the State of New York, without regard to principles of choice or conflicts of laws.

               8.13 Consent to Jurisdiction and Forum Selection. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the Borough of Manhattan in New York, New York. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 8.13. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the Borough of Manhattan in New York, New York shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 8.13 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

               8.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

               8.15 Severability. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

               8.16 Construction of Agreement; Knowledge. The words "include," "includes," and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." For purposes of this Agreement, and except as provided in the following sentence, the term "knowledge," when used in reference to a corporation means the actual knowledge of the executive officers of such corporation after such officers shall have made inquiry that is customary and appropriate under the circumstances to which reference is made, and when used in reference to an individual means the actual knowledge of such individual after the individual shall have made inquiry that is customary and appropriate under the circumstances to which reference is made.

               8.17 Publicity. The parties shall cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated hereby. None of the parties shall issue or make, or cause to have issued or made, any press release or announcement concerning the transactions contemplated hereby without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable law.

               8.18 Mutual Drafting. This Agreement is the joint product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties, and shall not be construed for or against any party hereto.

               8.19 Specific Performance and Other Remedies. The parties hereto each acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. The parties each agree, therefore, that in the event that either party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

               8.20 Definitions. The following terms are defined on the page of this Agreement referenced below:


Defined Term                                                                Page

Accredited Investors ....................................................... 25
Action ..................................................................... 40
Agreement ..................................................................  1
Amended Certificate of Incorporation ....................................... 27
BP&H Opinion ............................................................... 33
Certificate of Merger ......................................................  2
Certificates ...............................................................  3
Claims ..................................................................... 29
Closing .................................................................... 34
Closing Date ............................................................... 34
Code .......................................................................  1
Contracts .................................................................. 13
Damages .................................................................... 38
Determination .............................................................. 30
Disclosing Party ........................................................... 23
Effective Date .............................................................  2

Effective Time .............................................................  2
Employment Agreements ...................................................... 11
Environmental Laws ......................................................... 14
ERISA ...................................................................... 10
Escrow Agreement ........................................................... 25
Fairness Hearing ........................................................... 28
Financial Statements .......................................................  5
Financing .................................................................. 25
Financing Shares ........................................................... 25
Forty Percent Holdback ..................................................... 30
GAAP .......................................................................  6
Hazardous Materials ........................................................ 14
IF Purchaser Financing ..................................................... 25
IF Purchaser Financing Shares .............................................. 25
Information Statement ...................................................... 32
InSub ......................................................................  1
Interfilm ..................................................................  1
Interfilm Audit ............................................................ 24
Interfilm Common ...........................................................  4
Interfilm Derivative Securities ............................................  5
Interfilm Documents ........................................................  4
Interfilm Preferred ........................................................  2
Interfilm Series A Preferred ...............................................  2
Interfilm Series B Preferred ...............................................  2
Interfilm Warrants ......................................................... 25
Interim Financial Statements ...............................................  6
IP ......................................................................... 29
Irrevocable Escrow ......................................................... 29
L&L Opinion ................................................................ 26
License .................................................................... 12
Licenses ................................................................... 12
Material Adverse Effect ....................................................  4
Merger .....................................................................  1
NMBCA ......................................................................  1
Prevailing Party ........................................................... 41
Private Letter Ruling ...................................................... 30
Private Placement .......................................................... 25
Private Placement Shares ................................................... 25
Proceeds ................................................................... 29
Requesting Parties ......................................................... 23
Reverse Stock Split ........................................................ 27
RhoMed .....................................................................  1
RhoMed Common ..............................................................  2
RhoMed Derivative Securities ............................................... 17
RhoMed Documents ........................................................... 16
RhoMed Financial Statements ................................................ 17
RhoMed Interim Financial Statements ........................................ 17

RhoMed Preferred ........................................................... 2
RhoMed Rights .............................................................. 20
RhoMed Shareholders ......................................................... 1
RhoMed Voting Agreement .................................................... 25
Rights ..................................................................... 13
Securities Act ............................................................. 12
Shares .....................................................................  2
Sony Litigation ............................................................ 29
Superfund .................................................................. 15
Tax Assessment ............................................................. 30
Transaction ................................................................  1
Transferred Assets ......................................................... 29
Trust ...................................................................... 29
Valuation .................................................................. 28
Voting Agreement ........................................................... 27



             [The remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first above written.


                                          INTERFILM, INC.


                                          By:/s/ WILLIAM I. FRANZBLAU

                                          Its:   EXECUTIVE VICE PRESIDENT
                                                 AND CHIEF OPERATING OFFICER



                                          INTERFILM ACQUISITION CORP.


                                          By:/s/ WILLIAM I. FRANZBLAU

                                          Its:   PRESIDENT




                                          RHOMED INCORPORATED


                                          By:

                                          Its:

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first above written.


                                         INTERFILM, INC.


                                         By:

                                         Its:



                                         INTERFILM ACQUISITION CORP.


                                         By:

                                         Its:



                                          RHOMED INCORPORATED


                                          By:/s/ EDWARD J. QUILTY

                                          Its:   PRESIDENT AND CHIEF EXECUTIVE
                                                 OFFICER

                                                                 EXHIBITS

                                                     Exhibit A

                                             Form of Private Placement

                                                RHOMED INCORPORATED

                                      CONFIDENTIAL TERM SHEET, MARCH 6, 1996

                                                    $4,000,000

                                                -------------------

RhoMed Incorporated, a New Mexico corporation (the "Company"), is offering (the "Offering") for sale to persons who qualify as "accredited investors" as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), a total of 40 units (the "Units"), each Unit consisting of 400,000 shares of common stock, no par value, of the Company (the "Common Stock"), at a purchase price of $.25 per share.

AN INVESTMENT IN THE UNITS OFFERED HEREBY INVOLVES A HIGHT DEGREE OF RISK. SEE "RISK FACTORS" AND "PROPOSED PRIVATE PLACEMENT EQUITY OFFERING." Prospective investors should retain their own professional advisors to review and evaluate the economic, tax and other consequences of investing in the Offering and should not construe the contents of this Term Sheet, or any other information furnished by the Company, as legal or tax advice.

This Term sheet is being furnished by Paramount Capital, Inc. (the "Placement Agent") as agent, solely for use by prospective purchasers in connection with the Offering. The Company has retained the Placement Agent as exclusive agent in connection with the Offering.

THIS TERM SHEET HAS BEEN PREPARED BY THE COMPANY AND NO REPRESENTATION OR WARRANTY IS MADE BY THE PLACEMENT AGENT AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN. The exhibits attached to this Term Sheet constitute an integral part hereof. Prospective investors will be given the opportunity to meet with management, visit the Company's facilities and conduct their own due diligence investigations, upon which they must rely solely in making their investment decision.

NEITHER THE UNITS NOR THE SECURITIES COMPRISING OR UNDERLYING THE UNITS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES OR "BLUE SKY" LAWS OF ANY JURISDICTION. THE INFORMATION CONTAINED HEREIN HAS NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION HEREIN HAS NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR SIMILAR BODY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                                 PARAMOUNT CAPITAL
                                              I N C O R P O R A T E D

                                                RHOMED INCORPORATED

                                             TERMS OF EQUITY FINANCING

                                                   MARCH 6, 1996


         The following is a summary of the proposed terms of the sale (the "Offering") of a maximum of $4,000,000 of Units (as defined below) of RhoMed Incorporated, a New Mexico corporation (the "Company") pursuant to a Common Stock Purchase Agreement.

                                                       UNITS


Issuer:           RhoMed Incorporated, a New Mexico corporation (the "Company").

Issue:            Units (the "Units"), each consisting of 400,000 shares of common stock, no par value, of the Company (the "Common Stock"), at a purchase price of $.25 per share.

Purchase Price
  Per Unit:       $100,000.

Minimum 1 Unit, subject to the right of the Company to accept subscriptions for fractional Units.
 Investment:

Maximum
  Offering:       $4,000,000.


Minimum           There will be no miminum offering amount required for the
  Offering:       purchase and sale of Units.  The Units may be sold on a continuous basis until the maximum offering has been reached or until the Offering of Units is terminated by the Company.

Summary of
  Business of the
  Company: RhoMed Incorporated is a biopharmaceutical company with core competencies in two proprietary technologies, conformationally constrained metallo-peptide technology and direct radiolabeling of peptides and proteins. The Company intends to develop diagnostic and therapeutic peptide- and protein-based pharmaceuticals.

                  The Company was founded to develop
                  radiopharmaceutical drugs to diagnose or treat conditions such as cancer, infectious disease and blood clots. Current development efforts are focused on the Company's MIDAS technology, relating to receptor-specific metallo-peptides which can be used as ethical pharmaceuticals, or as radioactive drugs for diagnosis or treatment of disease. The Company belives that its MIDAS technology can be used to make peptide-based drugs, and that this technology can overcome problems identified with current peptide technologies, including molecular instability and low binding affinities.

Risk Factors      An investment in the Units is highly speculative. The Company is a development stage company and, accordingly, its operations are subject to all the risk inherent in the establishment of a new business enterprise. Potential investors should be aware of the problems, delays, expense and difficulties encountered by any company in the development stage, many of which may be beyond the Company's control. These include, but are not limited to, unanticipated problems and additional cost relating to development, testing, regulatory compliance, production, marketing, competition, obtaining adequate reimbursement from third-party payors for its products, retaining and attracting key personnel, protecting its proprietary rights and avoiding infringement claims by third parties. The company expects to continue to incur losses for the foreseeable future and there can be no assurance that the Company will successfully complete the transition from a development stage company to profitability. The company is dependent on the receipt of the proceeds of this Offering to continue its operations. The company will require subsantial additional financings. In the event such financings are not obtained, the purchasers of the Units will most likely lose their entire investment. The documents provided in connection with the Offering may contain certain statements of a forward looking nature relating to future events or the future financial performance of the Company.
                  Prospective investors are cautioned that such statements are only predictions and that actual events or results may differ materially.

Stock Outstanding
 Prior to this
 Offering:        Common Stock [1]:            6,928,069 shares
                  Preferred Stock:
                  Series A:                 4,000,000 [2] shares

Outstanding
 Indebtedness:    See Attached Financial Statements.

Use of
 Proceeds:        The Company intends to use the net proceeds from the sale of the Units for research and development expenses, payment of principal and interest obligations for outstanding debt and payment of license fees, patent prosecution costs, consulting fees, past due obligations and for general working capital and corporate purposes, including salaries and fees of officers, directors, employees, consultants and advisers.

Potential
  Merger:         The Company is currently negotiating a merger or similar transaction with a publicly traded company (the "Merger").  No assurance can be given that such transaction or a similar transaction will be consummated in a timely fashion, if at all. There can be no assurance that such Merger will provide any additional liquidity for the Units acquired in this Offering, that the effects of such Merger will be favorable for the Company or its shareholders or that such Merger will result in the successful integration of the merging entities respective operations.

Resale of
  Securities
  Offered: No market exists for the trading of any of the Company's securities and none is expected to develop after the consummation of the Offering. The Common Stock (or the "Securities") are not registered under the Securities Act of 1933, as amended (the "Act"), and will be "restricted securities" under the Act. The Securities may not be resold absent registration under the Act and applicable state securities laws or an available exemption thereunder. Rule 144 under the Act (the "Rule") is




- -------------------------

1 Excludes shares of Common stock that may be issuable upon the exercise of outsanding options, warrants, convertible notes and other securities. See the Common Stock Purchase Agreement.

2 The 4,000,000 shares of Preferred Stock, no par value, of the Company (the "Preferred Stock") were issued pursuant to an outstanding right granted to the designees of The Castle Group, Ltd., an affiliate of the Placement Agent of this Offering. Such shares are convertible into a maximum of 10,132,859 shares of common Stock of the Company.

                           an example of one such exemption under the Act. In general, the Rule provides an exemption from registration for resales of securities which are made at least two years after their original purchase, assuming certain other conditions of the Rule are met. There can be no assurance that such conditions will ever be met.
Registration
 Rights:
                           The Company agrees that no later than 180 days after (x) the closing date of an initial public offering of the Common Stock by the Company registered under the Act or (y) the first date on which the Common Stock of the Company (or securities received in exchange for Common Stock of the Company) trades on a national securities exchange, on the National Association of Security Dealers, Inc. Automated Quotations System ("NASDAQ") or on the OTC Electronic Bulletin Board or in "pink sheets", the Company will file a registration statement (the "Registration Statement"), use its reasonable best efforts to effect the registration and maintain the effectiveness of such Registration Statement until the completion of the distribution of Common Stock contemplated thereby.


Eligible
 Investors:
                           The offering of Units is made in reliance on exemptions from the registration and qualification requirements of the Act and applicable state securities laws. Subscriptions will be accepted only from "accredited investors", as such term is defined under Regulation D under the Act.

Placement Fees:
                           Paramount Capital, Inc. will act as Placement Agent for this Offering. The Placement Agent or its designees will receive: cash commissions equal to 9% of the gross proceeds from the sale of the Units in the Offering; a non-accountable expense allowance equal to 4% of gross proceeds from the sale of Units in the Offering; and underwriter's warrants equal to 10% of the Common Stock issued in the Offering at an exercise price of $.30 per share.

Purchases by
 Affiliates of the
 Placement Agent:
                           In the event that affiliates of the Placement Agent purchase Units, the purchase price per Unit paid by such purchaser shall be net of commissions and non-accountable expense allowance. Accordingly, the Placement Agent will not receive a commission on the Units purchased by its affiliates.

Subscription
 Documents:
                           At the request of a potential investor, a Common Stock Purchase Agreement, including all exhibits, will be provided to such potential investor. Interested parties should contact their Paramount Representative or Michael S. Weiss of the Placement Agent at (212) 832-5700.

Available
 Information:              Any documents or information concerning the Company
                           which a prospective purchaser reasonably requests to inspect or have disclosed to him or her will be made available or disclosed, subject in appropriate circumstances to receipt by the Company of reasonable assurances that such documents or information will be maintained in confidence.

Exhibits:
                           Exhibit A: Bylaws of RhoMed Incorporated
                           Exhibit B: Amended and Restated Articles of
                                      Incorporation of RhoMed Incorporated.
                           Exhibit C: Financial Statements for the Years
                                      Ended August 31, 1995, 1994 and 1993.
                           Exhibit D: Unaudited Financial Statements for the
                                      Period Ended January 31, 1996.

                                    RhoMed

                   SUPPLEMENT AND NOTICE OF AMENDMENT NO. 1,
                         DATED MARCH 20, 1996, to the
                  CONFIDENTIAL TERM SHEET DATED MARCH 6, 1996


         RhoMed Incorporated and Paramount Capital, Inc. have mutually agreed to increase the maximum offering of Units from $4,000,000 to $5,000,000. Accordingly, the Confidential Term Sheet dated March 6, 1996 is amended to provide that the Maximum Offering is $5,000,000.


                                            AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

         The Common Stock Purchase Agreement (the "Agreement") entered into between RhoMed Incorporated (the "Corporation") and the undersigned (the "Subscriber") is amended pursuant to Section 5.2 of the Agreement, as follows:

         1. The first paragraph of the preamble of the Agreement is amended to provide that the Corporation desires to issue an aggregate of up to a maximum $5,000,000 of Common Stock.

         2. Section 3.1 of the Agreement is amended to provide that the maximum amount of the offering is $5,000,000.

         This Amendment to the Common Stock Purchase Agreement is made as of March 20.

                              RHOMED INCORPORATED




                                            By:__________________________
                                                     Stephen A. Slusher
                                                     Vice President

                                   Exhibit B

                            THE INTERFILM WARRANTS









                                   [Form of]



THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.



                             RHOMED INCORPORATED


                     Class C Warrant for the Purchase of
                            Shares of Common Stock


No.__________                                                    _______ Shares

         FOR VALUE RECEIVED, RHOMED INCORPORATED, a New Mexico corporation (the "COMPANY"), hereby certifies that [] or his permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing on [Insert Closing Date] and prior to 5:00 P.M., New York City time, on four years from [Insert Closing Date] (the "TERMINATION DATE"), [Insert Number of Shares--50% of Number Purchased] ([]) fully paid and non-assessable shares of the Common Stock, no par value, of the Company for an aggregate purchase price of $[] (computed on the basis of $.40 per share).

                            Class C Warrant Page 1

                  Herein, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, including, but not limited, such securities as may be issued pursuant to the Agreement and Plan of Reorganization by and among Interfilm, Inc., Interfilm Acquisition Corp. and RhoMed Incorporated as of April __, 1996, is referred to as the "COMMON STOCK", (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "WARRANT SHARES", (iii) the aggregate purchase price payable for the Warrant Shares hereunder is referred to as the "AGGREGATE WARRANT PRICE", (iv) the price payable for each of the Warrant Shares hereunder is referred to as the "PER SHARE WARRANT PRICE", (v) this Warrant, all similar Warrants issued on the date hereof and all Warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the "WARRANTS" and (vi) the holder of this Warrant is referred to as the "HOLDER" and the holder of this Warrant and all other Warrants or Warrant Shares issued upon the exercise of any Warrant are referred to as the "HOLDERS". The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

                  1.       EXERCISE OF WARRANT.

                  (a) This Warrant may be exercised, in whole at any time or in part from time to time, commencing on [Insert Closing Date] and prior to the Termination Date, unless terminated earlier as set forth in Section 8 hereof, by the holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for Warrant Shares made by certified or official bank check payable to the order of the Company; or

                  (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other

                            Class C Warrant Page 2
securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.


                  2. RESERVATION OF WARRANT SHARES; LISTING. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions (other than restrictions necessary to comply with Federal and state securities laws) on sale or transfer and free and clear of all preemptive rights and rights of first refusal.


                  3.       PROTECTION AGAINST DILUTION.

                  (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (b) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the

                            Class C Warrant Page 3

Holder of this Warrant to the end that the provisions set forth in this
Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Subsection 3(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 30 days prior to such event; provided, however, that notice need not have been given on account of transactions provided for in the Agreement and Plan of Reorganization by and among Interfilm, Inc., Interfilm Acquisition Corp. and RhoMed Incorporated as of April __, 1996. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                  (c) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Holders of Warrants representing the right to purchase a majority of the Warrant Shares subject to all outstanding Warrants may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

                  (d) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(d)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon the exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable


                            Class C Warrant Page 4
in order that any stock dividend, subdividsion of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                  (e) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

                  (f) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 15 days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

                  (g) If, as a result of an adjustment made pursuant to this
Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

                  4. FULLY PAID STOCK; TAXES. The Company agrees that the shares of the Common Stock represented by each and every certificate of Warrant Shares delivered on the exercise of this Warrant be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof.



                            Class C Warrant Page 5

                  5. REGISTRATION UNDER SECURITIES ACTS OF 1933. The Holder of this Warrant shall have the same registration rights as provided in Section 4 of the Common Stock Purchase Agreement dated as of the date hereof between the Company and such Holder (or such Holder's predecessor in interest).


                  6. LIMITED TRANSFERABILITY. This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.


                  7. CALL OF WARRANT BY COMPANY. This Warrant automatically terminates if:
                  (a) The Common Stock, or any securities into which the Common Stock has been converted, trades on a national securities exchange, on the National Association of Security Dealers, Inc. Automated Quotations System ("NASDAQ"), on the NASD Electronic Bulletin Board, or in "pink sheets", and has, during any consecutive thirty trading day period, had a closing price for at least twenty trading days equal to or greater than $0.60 per share, said closing price to be determined on the basis of the initial Per Share Warrant Price and initial aggregate number of Warrant Shares, making adjustment to the Per Share Warrant Price and number of Warrant Shares as provided in Section 3(e) (THE "TERMINATION EVENT");

                  (b) Notice of the Termination Event is given to the Holder at the address and as set forth in Subsection 10(a) hereof; and

                  (c) The Holder has not, by the close of the thirtieth day following giving notice of the Termination Event, exercised the Warrant as set forth in Section 1.


                  8. LOSS, ETC., OF WARRANT. Upon receipt of evidence satisfactory to the company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the company, if lost, stolen or destroyed, and upon surrender and


                            Class C Warrant Page 6
cancellation of this Warrant, if mutilated, the company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.


                  9. WARRANT HOLDER NOT SHAREHOLDER. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.


                  10. COMMUNICATION. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                  (a) the Company at 4261 Balloon Park Road NE, Albuquerque, NM 87109-5802 or such other as Company has designated in writing to the Holder, or

                  (b) The Holder at the address indicated on the signature page to the Common Purchase Agreement, or such other address as the Holder has designated in writing to the Company.

                  11. HEADINGS. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.


                  12. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.






                            Class C Warrant Page 7

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its Chairman and CEO and its corporate seal to be hereunto affixed and attested by its Secretary this __ day of _______, 1996.

                                  RHOMED INCORPORATED



                                  By:      ______________________
                                           Chairman and CEO



ATTEST:




- ---------------
   Secretary

[Corporate Seal]








                            Class C Warrant Page 8

                                 SUBSCRIPTION


                  The undersigned, _________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________________ shares of the Common Stock, no par value, of RhoMed Incorporated, covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:_____________________  Signature:__________________________


                             Address:____________________________



                                  ASSIGNMENT


                  FOR VALUE RECEIVED _________________ hereby sells, assigns and transfers unto ___________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint
________________________, attorney, to transfer said Warrant on the books of RhoMed Incorporated.


Dated:_____________________  Signature:__________________________

                             Address:____________________________


                                                         PARTIAL ASSIGNMENT


                  FOR VALUE RECEIVED __________________ hereby assigns and transfers unto ____________________ the right to purchase ______________
shares of the Common Stock, no par value per share, of RhoMed Incorporated covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint __________________, attorney, to transfer that part of said Warrant on the books of RhoMed Incorporated .



Dated:_____________________  Signature:__________________________

                             Address:____________________________




                            Class C Warrant Page 9

                                   Exhibit C


                             THE IRREVOCABLE TRUST















                       THE INTERFILM STOCKHOLDERS TRUST

                       THE INTERFILM STOCKHOLDERS TRUST

                  INTERFILM, INC. a Delaware corporation ("Interfilm"), hereby establishes this Trust as of this _____ day of May, 1996, (the "Trust") with reference to the following:

                  A. Pursuant to that certain Agreement and Plan of Reorganization dated as of April 11, 1996 (the "Merger Agreement") by and among RhoMed Incorporated, ("RhoMed"), Interfilm, Inc. ("Interfilm") and Interfilm Acquisition Corp. ("InSub"), concurrently herewith, InSub will merge (the "Merger") with and into RhoMed and each issued and outstanding share of the Preferred Stock and Common Stock of RhoMed will be converted into shares of Interfilm Series A Preferred Stock and Interfilm Series B Preferred Stock.

                  B. In connection with the Merger and pursuant to the Merger Agreement, the assets of Interfilm and Interfilm Technologies, Inc. ("ITI") set forth on Exhibit A attached hereto (the "Interfilm Assets") are being transferred herewith to the Trust effective immediately after the effective time of the Merger (the "Effective Time") to hold, liquidate and distribute the same as set forth herein.

                  NOW, THEREFORE, pursuant to the Merger Agreement, Interfilm and ITI hereby establish this Trust, and Interfilm and ITI irrevocably assign, set over and deliver to the Trust the Trust Assets (as hereinafter defined).

                  ARTICLE 1. NAME AND DEFINITIONS

                  1.1 The Trust shall be known as the Interfilm Stockholders Trust.

                  1.2 For purposes of the Trust, unless the context otherwise requires:

                  (a) "Beneficiaries" shall mean the holders of record of the shares of Common Stock of Interfilm as of the close of Interfilm's stock transfer books on May __, 1996 (the "Record Date"), and/or such other persons not holders of record of such shares who can establish valid title to the liquidating distributions payable hereunder in view of their beneficial interest in such shares as of the Record Date, and the respective successors in interest of any of the foregoing.

                  (b) "Trust Estate" shall mean the aggregate of the Interfilm Assets.

                  (c) "Trust Receipts" shall mean all rents, royalties, income proceeds and other receipts of or from the Trust Estate, including, without limitation, any recovery against Sony Corporation of America and its affiliates ("Sony") arising from litigation filed or to be filed against Sony (the "Sony Litigation") and any amounts obtained from the sale or licensing of any intellectual property.

                  (d) "Trustee" shall mean William Franzblau or his successor(s) appointed pursuant to Article 9 hereof.

                  ARTICLE 2. PURPOSE AND LIMITATIONS OF THE TRUST AND THE TRUST AGREEMENT.
                  2.1 The Trust has been organized pursuant to the Merger Agreement for the primary purpose of receiving, liquidating and distributing the Trust Estate, and, subject to the limitations set forth herein, its activities shall be limited to those reasonably necessary to, and consistent with, the accomplishment of such purpose. The Trust shall not be an organization having as its purpose the carrying on of a profit-making business.
                  2.2 Except as provided herein, in no event shall any part of the Trust Estate revert or be distributed to Interfilm, ITI or to any stockholder of Interfilm or ITI as such other than a Beneficiary entitled thereto under the terms of this Trust. Any unclaimed part of the Trust Estate shall be subject to disposition in accordance with applicable laws.

                  2.3 No part of the Trust Estate or the Trust Receipts shall be used or disposed of by the Trustee for any purpose other than (i) for the purposes for which this Trust was created as set forth in Section 2.1 hereof, including without limitation, the payment of, and the creation of reserves for the payment of, the unpaid or contingent liabilities and debts of Interfilm as of the Effective time, the indemnity obligations of Interfilm under the Merger Agreement or the liabilities of Interfilm existing as of the Effective Time which are assumed by the Trust pursuant to the terms of the Merger Agreement and which are listed on Exhibit B attached hereto, (collectively, the "Interfilm Liabilities") and the obligations, liabilities and the expenses incurred in connection with the administration of the Trust Estate; and (ii) the distribution thereof to the Beneficiaries in accordance with the terms of this Trust. In order to preserve and protect the Trust Estate pending disposition or distribution thereof, the Trustee shall not invest monies forming a part of the Trust Estate except in demand and time deposits in federally insured banks or savings institutions o short term certificates of deposit.
                  ARTICLE 3. TRANSFER TO THE TRUSTEE.

                  The Trustee agrees to accept the Trust and the assets constituting the Trust Estate, subject to the Interfilm Liabilities. However, the Trustee shall be responsible only for the assets delivered to him or registered in the Trust's name and shall have no duty to make, nor incur any liability for failing to make, any search for unknown assets. The Trustee shall be responsible for only those liabilities of which it is informed, and shall have no duty to make, nor incur any liability for failing to make, any search for unknown liabilities. The Trustee shall hold the Trust Estate without provision for or the payment of any interest thereon to any Beneficiary, except that interest earned on any assets of the Trust shall become a part of the Trust Estate.

                  ARTICLE 4. PAYMENT OF LIABILITIES AND EXPENSES; INDEMNITY TO INTERFILM.

                  4.1 Prior to any distribution to the Beneficiaries, the Trustee shall pay from the Trust Estate, or otherwise discharge or provide for, all expenses, charges, liabilities, and obligations of the Trust, including the Interfilm Liabilities and any taxes imposed on the Trust and any taxes imposed on the Trust and any taxes imposed on Interfilm or RhoMed with respect to the transfer of the Interfilm Assets to the Trust up to the Valuation Indemnity (as hereinafter defined). The Trustee may, in his sole discretion, make provisions by reserve or otherwise out of the Trust Estate, for such amount as the Trustee may determine to be necessary to meet present or future liabilities of the Trust, whether fixed or contingent.

                  4.2 Subject to Section 4.1 above, the Trustee shall withhold from time to time from that portion of the Trust Estate otherwise distributable to the Beneficiaries such sums as may be sufficient to pay any taxes or other charges which have been or may be imposed on the Beneficiaries under the income tax laws or other laws of the United States or any state or political subdivision by reason of distributions which have been or will be made to the Beneficiaries, and the Trustee may, in his discretion, enter into agreements with taxing or other authorities for the payment of such amounts as may be withheld in accordance with the provisions of this Section.

                  4.3 It is expressly understood that neither Interfilm nor any affiliate of Interfilm, including RhoMed, shall be obligated to provide any funds whatsoever with respect to payment of the Interfilm Liabilities or in connection with the collection of the Trust Receipts, including the Sony Litigation. By way of example, any expenses pertaining to the Sony Litigation shall be the responsibility of the Trust and not Interfilm. Accordingly, any and all Trust Receipts and the Trust Assets shall be reserved for the period(s) set forth in Section 4.4 and paid by the Trustee for purposes of reimbursing Interfilm and any of its affiliates, including RhoMed, for all liabilities, expenses, costs and reasonable fees and expenses of their professional advisors, including attorneys and accountants that they may incur as a result of the Sony Litigation, and for payment of the Interfilm Liabilities.

                  4.4 Notwithstanding anything herein to the contrary, in the event that the Trust Receipts exceed the amounts payable to RhoMed or Interfilm pursuant to Section 5.18(b)(iii) of the Merger Agreement prior to the second anniversary of the Effective Time, the Trustee shall retain such sum as shall be reasonably necessary to secure any Claims (as such term is defined in the Merger Agreement) as to which notice shall have been given to the Trustee prior to such second anniversary plus $100,000. In addition thereto, upon the request of and at the expense of the Trust, Interfilm shall request from the Internal Revenue Service a private letter ruling that the Trust Receipts from the Sony Litigation are not taxable to Interfilm or any of its affiliates. In connection therewith, the Trust shall continue to hold all of the Trust Receipts until such time as the Trust shall have received a private letter ruling of the Internal Revenue Service with respect to the federal income tax due on the transfer of the Interfilm Assets to the Trust (the "Trust Transfer"). In the event that (i) the Trust does not seek a private letter ruling from the Internal Revenue Service with respect to the Trust Transfer, or (ii) the Internal Revenue Service provides notice to the Trust that it will not provide the Trust with a private letter ruling with respect to the Trust Transfer, then an percent (40%) of any Trust Receipts which exceed Two Million dollars ($2,000,000) but which are less than Ten Million Dollars ($10,000,000), and
(ii) fifty percent (50%) of any Trust Receipts which exceed Ten Million Dollars ($10,000,000), shall continue to be held by the Trust and shall not be distributed to the Beneficiaries until the date which is thirty (30) days after the later of (i) the sixth anniversary of the due date (including any extensions) of the federal income tax return of Interfilm for its taxable year which includes the Effective Time or (ii) the date on which Interfilm files such return for such year, or (iii) a Final Determination (as hereinafter defined). Upon a final determination of the amount of all taxes, if any, payable by Interfilm or RhoMed arising out of the Trust Transfer (the "Final Determination"), the Trust shall, out of the Valuation Indemnity, immediately pay to Interfilm or RhoMed, as the case may be, all such taxes, penalties and interest assessed, and reasonable related attorney and accountants fees and expenses incurred in connection with the Trust Transfer. All Trust Receipts other than those set forth in Sections 5.18(b) and 5.18(c) of the Merger Agreement may be distributed to the Beneficiaries following the second anniversary of the Effective Time.

                  4.5 If Interfilm receives notice of any Claim or other commencement of any action or proceeding with respect to which the Trust is obligated to provide indemnification pursuant to the Merger Agreement or this Trust, Interfilm shall promptly give the Trustee written notice thereof which notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. Such notice shall be a condition precedent to any liability of the Trust for indemnification hereunder. Interfilm shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the Trustee which consent shall not be written consent of the Trustee which consent shall not be unreasonably withheld or delayed, unless suit shall have been instituted against it and the Trustee shall not have taken control of such suit after notification thereof as provided herein.

                  4.6 In connection with any Claim giving rise to indemnity under the Trust or the Merger Agreement resulting from or arising out of any claim or legal proceeding by a third party, the Trust, at its sole cost and expense, may, upon written notice to Interfilm, assume the defense of any such claim or legal proceeding (including claims where Interfilm or RhoMed is named as a defendant) using counsel of its choice (subject to the approval of Interfilm, which approval may not be unreasonably withheld or delayed) if it acknowledges to Interfilm in writing its obligations to indemnify Interfilm with respect to all elements of such claim. Interfilm shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if Interfilm, in its reasonable discretion, determines that there exists a conflict of interest between the Trust and Interfilm, Interfilm shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Trust, but in no event shall the Trust be liable to pay for the costs and expenses of more than one such separate counsel; and, provided further, that if Interfilm is named as a defendant in any legal proceeding, Interfilm shall have the right, at its own expense, upon written notice to the Trust, to assume the defense thereof, subject to the right of the Trust to participate (but not control) such defense at its own cost. If the Trust does not assume the defense of any claim or litigation resulting therefrom as set forth in the first proviso clause of the immediately preceding sentence, Interfilm may defend or settle against such claim or litigation, after giving notice of the same to the Trust, on such terms as Interfilm may deem appropriate in its reasonable judgment, and the Trust shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. In connection with any Claim made by RhoMed pursuant to Article 8 of the Merger Agreement, the Trust shall immediately reserve such sums as shall be reasonably necessary to secure its obligation to provide indemnification for such claims pursuant to the Merger Agreement (as they may be amended from time to time by notice to the Trust by RhoMed) and shall promptly pay to RhoMed all amounts expended by RhoMed relating to such claims upon presentation of an invoice therefor.

                  ARTICLE 5. DISTRIBUTIONS TO BENEFICIARIES.

                  5.1 Subject to Article 4 and Section 8.5 hereof, the Trustee shall, as the Trustee in his sole discretion deems appropriate (but at least on an annual basis), distribute and pay, or cause to be distributed and paid, to the Beneficiaries on a date set by the Trustee, all or part of the Trust Estate that remains after payment of, or provision for, expenses, liabilities, obligations, and reserves for contingent claims arising hereunder and for potential claims of unlocated Beneficiaries, as provided herein and after the withholding of the taxes or charges, if any, as provided herein. Such distributions shall be made in proportion to the respective interest of the Beneficiaries in the Trust, based on the percentage that the number of shares of Interfilm Common Stock beneficially owned by each Beneficiary (or such Beneficiary's predecessor in interest) bears to the total number of shares of Interfilm Common Stock outstanding, each determined as of the Record Date (as to each Beneficiary, the "Pro Rata Interest").

                  5.2 If any conflicting claims or demands are made or asserted to any interest of any Beneficiary herein, the

Trustee shall be entitled, at his sole election, to refuse to comply with any such conflicting claims or demands. The Trustee shall be entitled to refrain and refuse to act until (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, or
(ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustee shall have been furnished with an executed counterpart of such agreement; the Trustee may, in his absolute discretion, require that there be furnished a surety bond or other security satisfactory to the Trustee to fully indemnify him as between all conflicting claims or demands.

                  5.3 Any portion of the Trust Estate which shall be available to, but unclaimed or refused by, any Beneficiary shall be deemed to be subject to applicable escheat laws, and the Trustee is expressly authorized to pay and/or deliver such portion of the Trust Estate at such time or times as may be consonant with such laws and in accordance with the provisions thereof.

                  5.4 The Trustee shall make such reports in writing to each of the Beneficiaries as the Trustee deems appropriate.

                  ARTICLE 6. TERM AND TERMINATION.

                  6.1 The Trust will terminate as soon as practicable following liquidation of substantially all the known assets of the Trust Estate and the satisfaction of all probable transferee liabilities of the Trust or the Beneficiaries known to exist at the time of such termination.

                  6.2 After the termination of the Trust, and for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as such until his duties have been fully performed. Upon the distribution of all of the Trust Estate to the Beneficiaries and the payment and discharge of, or other adequate provision for, all debts, liabilities, and obligations of the Trust, the Trustee shall have no further duties or obligations hereunder.

                  ARTICLE 7. POWERS OF THE TRUSTEES.

                  7.1 The Trustee shall have the power to hold, and shall hold, the legal and equitable title to all assets which at any time constitute the Trust Estate, and the Trustee shall hold and administer such assets and property in trust, pursuant to the terms of this Trust.

                  7.2 Subject to the limitations imposed by Articles 2 and 4 herein, the Trustee shall have the following specific powers:

                  (a) To sell, transfer, assign, convey, or invest the Trust Estate or any part thereof.

                  (b) To collect and receive any and all property and assets due to or owing or belonging to Interfilm as of the Effective Time or the Trust, to give full discharge and release therefor.

                  (c) To collect, liquidate or otherwise convert into cash all property, assets and rights in the Trust Estate, and to pay, discharge and satisfy all remaining liabilities, expenses and obligations of, and claims against, Interfilm, the Trust and the Trustee, with the right to prosecute and defend litigation, including all claims against Sony and enter into settlements and compromises in connection therewith.

                  (d) To retain or receive on behalf of, and for the benefit of, those Beneficiaries who have not been located or have refused payment, all liquidating distributions, unclaimed dividends, and other payments to which they may be entitled hereunder, and to make disposition thereof in accordance with applicable laws.

                  (e) To do and perform any acts or things reasonable or appropriate for the continued operation and the conservation, protection and orderly administration of the Trust Estate, and, in connection therewith, to employ such agents, attorneys and counsel, and to confer upon them such authority as the Trustee may deem expedient, and to pay reasonable compensation therefor.

                  (f) The exercise of any discretionary power vested in the Trustee shall be final and conclusive upon all Beneficiaries hereunder and upon all persons whomsoever.

                  (g) The Trustee shall, to the extent necessary, prepare and file appropriate federal and California income tax returns and other returns and reports required by applicable law on behalf of the Trust.

                  The enumeration of powers in this Section shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other Section or provision of this Agreement and to act in such manner as the Trustee may in his absolute discretion deem reasonable or appropriate to conserve, protect and administer the Trust Estate or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Trust.

                  ARTICLE 8. DUTY OF CARE AND LIABILITIES OF TRUSTEE.

                  8.1 The Trustee hereby agrees to accept and undertake to discharge the Trust created hereby, upon the terms and conditions hereof. In so doing it shall act in all matters in his absolute discretion and shall be liable only for his own willful misconduct. Without prejudice to the generality of the foregoing provisions of this Section 8.1, it is further provided that:

                  (a) No successor Trustee shall be in any way responsible for the acts or omissions of the Trustee in office prior to the date on which it became a Trustee.

                  (b) The Trustee shall not be deemed bound by any duties or obligations other than those specifically set forth in this Trust, and no implied covenants or obligations shall be read into this Trust against the Trustee

                  (c) In the absence of bad faith or gross negligence on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee.

                  (d) The Trustee shall not be liable for any error of judgment made in good faith.

                  (e) If any controversy arises between the parties hereto or with any third person with respect to the subject matter of this Trust or its terms or conditions, the Trustee shall not be required to determine the same or take any action, but may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as may be reasonably required by it.

                  8.2      Except as otherwise provided in Section 8.1:

                           (a) The Trustee may rely and shall be protected in acting upon any notice, resolution, certificate, credential, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties.

                           (b) The Trustee shall have the right to rely upon and shall be fully protected in acting upon the advice or opinion of any attorney, auditor or other expert at any time employed by him in connection with any matter concerning the Trust or the Trust Estate.

                           (c) Persons dealing with the Trustee shall look only to the Trust Estate to satisfy any liability incurred by the Trustee to such person in carrying out the terms of this Trust, and the Trustee shall have no other obligation to satisfy any such liability except in the event of the Trustee's willful misconduct hereunder.

                  8.3 No bond shall be required of the Trustee.

                  8.4 The Trustee shall be indemnified by and receive reimbursement from the Trust Estate against and for any and all loss, liability, expense, or damage, including without limitation his attorneys' fees and costs, which the Trustee may incur or sustain in the exercise and performance of any of its powers and duties under this Trust in accordance with the terms hereof.

                  8.5 Notwithstanding anything herein to the contrary, all amounts to be paid hereunder except for the payment of Trust expenses of $3,000 or less or as set forth on Exhibit B attached hereto shall be made pursuant to instructions by the Trustee through a third party paying agent reasonably acceptable to Interfilm.

                  ARTICLE 9. SUCCESSOR TRUSTEE.

                  9.1 The Trustee may resign, and be discharged from the Trust hereby created by giving written notice. Such resignation shall become effective upon the appointment of the Trustee's successor and such successor's acceptance of such appointment.

                  9.2 In case at any time a Trustee shall resign or be removed by a majority vote of the Beneficiaries (based on their Pro Rata Interest), a vacancy shall be deemed to exist in the office of such Trustee, and a successor shall be appointed by majority vote (based on their Pro Rata Interest) of the Beneficiaries upon written notice to the

Trustee and the consent (not to be unreasonably withheld or delayed) of Interfilm.
                  9.3 Any successor Trustee appointed hereunder shall execute counterparts of this Trust. Thereupon such successor Trustee shall, without any further act, be deemed to have accepted its appointment, and become vested with all the estates, properties, rights, powers, trusts, and duties of its predecessor in the Trust hereunder with like effect as if originally named therein; but the retiring Trustee shall nevertheless, when requested in writing by the successor Trustee and upon payment of any expenses in connection therewith, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trusts herein expressed, all the estates, properties, rights, powers, and trust of such retiring Trustee and shall duly assign, transfer, and deliver to such successor Trustee all property and money held by it hereunder.

                  ARTICLE 10. COMPENSATION AND EXPENSES OF TRUSTEE.

                  10.1 The Trustee shall be entitled to reasonable compensation for his services hereunder, in the amount of $10,000 per year out of the first proceeds of the Trust Receipts or from the amounts paid to the Trust pursuant to Section 10.3 hereof.

                  10.2 The Trustee shall be reimbursed monthly first from the Trust Receipts and then from the Trust Estate for all expenses reasonably incurred by him in the exercise of powers or in the performance of his duties in accordance with the Trust.

                  10.3 Interfilm shall be responsible for up to $7,500 per annum for the first full three years of the term hereof to be applied first to the payment of Trust expenses and then to the fees set forth in Section 10.1 hereof, and shall make payment therefor to the Trustee upon an invoice from the Trustee.

                  ARTICLE 11. AMENDMENT OF TRUST.

                  This Trust may be amended by the Trustee without a vote of the Beneficiaries solely for the purpose of qualifying or continuing to qualify the Trust as a "liquidating trust" as distinguished from an "association" for purposes of the Internal Revenue Code, as amended from time to time. In all other cases, the Trust may be amended only by a majority vote of the Beneficiaries (in accordance with their Pro Rata Interest) with the consent of Interfilm which shall not be unreasonably withheld or delayed.

                  ARTICLE 12. MISCELLANEOUS.

                  12.1 This Trust shall be administered in, and under the laws of, the State of Delaware, and this Trust and the validity thereof shall be governed by and construed in accordance with the laws of that State.

                  12.2 In the event any provision of this Trust or the application thereof to any person or in any circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each remaining provision of this Trust shall be valid and enforced to the fullest extent permitted by law.

                  12.3 Any notice required or provided for in this Trust shall be in writing and be deemed to have been given when deposited in a United States Post Office or letter box, first class postage prepaid registered or return receipt, or personally delivered.

                  12.4 Each Beneficiary's interest in the Trust and/or the Trust Estate, and his rights thereto, shall not be assignable or transferable in any manner, except by will, intestate succession, or operation of law.

                  12.5 Except as provided in Article 11 above, the Trust created hereunder shall be irrevocable and no person shall have the right or power, whether alone or in conjunction with others, in whatever capacity, to alter, amend, revoke or terminate this Trust, or any of the terms of this Trust in whole or in part, or to designate the persons who shall possess or enjoy the trust property or the income therefrom.

                  12.6 For purposes of this Trust, unless the context shall indicate or require otherwise, words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter gender, words of the neuter gender shall be deemed and construed to include correlative words of the masculine and feminine gender, and words of the singular shall be deemed and construed to mean words of the plural and vice versa.
                  IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust at New York, New York on the day and year first above written.

                     INTERFILM, INC.


                     By:____________________________
                              An Authorized Officer


                        -----------------------------
                              William Franzblau, Trustee


                     INTERFILM TECHNOLOGIES, INC.



                     By:____________________________

                                  EXHIBIT "A"

                  1. All rights against Sony Corporation of America ("Sony") and any affiliate of Sony, including those arising from litigation filed or to be filed, including the right to file and prosecute such litigation in the name of Interfilm and ITI and to receive all amounts from any settlement, judgment or otherwise with respect thereto.

                  2. All intellectual property of Interfilm existing immediately prior to the Effective Time as set forth on Schedule 218 to the Merger Agreement.

                  3. All cash and rights to cash of Interfilm and ITI existing immediately prior to the Effective Time.


                                                            EXHIBIT "B"

                                                               payout


                              Total
                             Invoice
                              Amount         RhoMed     Interfilm
                            ---------     ---------    -----------
ADP                            908.33        908.33            -

AMERICAN STOCK TRANSFER      3,400.00      3,400.00            -

BODOIN AND AIMES            50,000.00           -        50,000.00

CENTURY COMMUNICATIONS         543.14           -           543.14

COOPER, BRIAN                1,500.00           -         1,500.00

CORPORATE EXPRESS               11.76         11.76            -

DAVIS & GILBERT              1,152.42           -         1,152.42

DEAN WITTER                     51.32           -            51.32

DELOITTE TOUCHE             16,250.00     16,250.00            -

DELSON BUSINESS SYSTEMS      3,740.00      3,740.00            -

DEPOSITORY TRUST                75.00         75.00            -

FILM BOND                      125.00           -           125.00

FRANZELAU, WILLIAM           1,200.00           -         1,200.00

FRONTIER                     2,032.54      2,032.54            -

J&R FILM                     4,843.75      4,843.75            -

LA DEPARTMENT OF POWER         419.66        419.66            -

LOEB & LOEB                 11,044.18           -        11,044.18

MANHATTAN MINI STORAGE            -             -              -

MARSHALL OTOOLE              6,022.95      6,022.95            -

MCCARTHY                       689.96           -           689.96

NYNEX                          370.92        370.92            -

OXFORD HEALTH PLAN           3,420.32      3,420.32            -

PARK AVENUE PRODUCTIONS         90.30           -            90.30

PITNEY BOWES                   729.28        729.28            -

PR NEWSWIRE                    125.00        125.00            -

PRUDENTIAL                      41.71           -            41.71

SOHO SERVICE                   268.02           -           268.02

SONY ELECTRONICS             1,587.73      1,587.73            -

SONY THEATRES                2,221.84      2,221.84            -

SOUTHBANK                       26.55           -            26.55

ZALE KOFF GRAPHICS           3,842.87      3,842.87            -
                          -----------   -----------    -----------

                           116,734.55     50,001.95      66,732.60    116,734.55
                          ===========   ===========    ===========    ----------

The amounts listed in the Interfilm column may be assumed by the Trust.

                                    Page 1